One Wall Street, New York, NY 10286

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
of The Bank of New York Company, Inc. (the “Company”)

Where: At The Bank of New York, 101 Barclay Street, New York, New York.
When: On Tuesday, April 13, 2004, 10:00 a.m. local time.

To vote on the following matters:

1.	To elect fifteen directors to hold office until the next Annual Meeting of Shareholders and until their respective successors have been elected and qualified;

2.	To ratify the appointment by the Audit and Examining Committee of the Board of Directors of Ernst & Young LLP as the Company’s independent public accountants for the current fiscal year;

3.	To approve an amendment to the Company’s 2004 Management Incentive Compensation Plan;

4.	To consider a shareholder proposal with respect to political contributions;

5.	To consider a shareholder proposal with respect to executive compensation;

6.	To consider a shareholder proposal with respect to the composition of the Risk Committee;

7.	To consider a shareholder proposal with respect to the Company’s Rights Plan; and

8.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Shareholders of record at the close of business on February 23, 2004 will be entitled to notice of and to vote at the Annual Meeting or any adjournment.

YOUR VOTE IS IMPORTANT

PLEASE VOTE REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING AND REGARDLESS OF THE NUMBER OF SHARES YOU OWN, SO THAT YOUR VOTE MAY BE COUNTED.

You can vote by:

    Internet;
    telephone; or
    completing, dating, signing and mailing the enclosed proxy card promptly in the return envelope provided.

We hope you will be able to attend.

By order of the Board of Directors,

Thomas A. Renyi	J. Michael Shepherd
Chairman of the Board	Secretary

March 12, 2004

TABLE OF CONTENTS

Notice of Annual Meeting	Cover
Who Can Vote	1
What is a Proxy	1
How to Vote	1
Board of Directors and Director Compensation	2
Director Independence	3
Communications with the Board	3
Committees of the Board	3
Compensation Committee Interlocks.	5
Charitable Contributions	5
Item 1: Election of Directors	5
Nominees for Election as Directors	5
Security Ownership by Management	11
2003 Audit Committee Report	11
Audit Fees, Audit Related Fees, Tax Fees, All Other Fees	13
Other Services Provided by Ernst & Young LLP	14
Executive Compensation and Other Information	14
Summary Compensation Table	15
Option Grants	16
Option Exercises	16
Compensation and Organization Committee Report on Executive Compensation for 2003	16
Stock Performance Graph	20
Employment Agreements and Related Matters	21
Pension Plan Table	23
Equity Compensation Plans	24
Directors’ and Officers’ Liability Insurance	24
Certain Transactions	24
Section 16(a) Beneficial Ownership Reporting Compliance	25
Stock Ownership of Certain Beneficial Owners	26
Item 2:Ratification of Independent Public Accountants	26
Item 3: Approval of amendment to the 2004 Management Incentive Compensation Plan	26
Item 4: Shareholder Proposal with respect to political contributions	29
Item 5: Shareholder Proposal with respect to executive compensation	30
Item 6: Shareholder Proposal with respect to the composition of the Risk Committee	31
Item 7: Shareholder Proposal with respect to the Company’s Rights Plan	33
Shareholder Proposals for the 2005 Annual Meeting	34
Exhibit A: Guidelines for Determining Director Independence	A-1
Exhibit B: Audit and Examining Committee Charter	B-1
Exhibit C: 2004 Management Incentive Compensation Plan as amended and restated	C-1

One Wall Street, New York, NY 10286

PROXY STATEMENT

THIS IS YOUR PROXY STATEMENT. IT GIVES YOU THE INFORMATION YOU NEED TO VOTE YOUR SHARES AT THE 2004 ANNUAL MEETING OF SHAREHOLDERS.

This Proxy Statement and the enclosed proxy card are being sent to you by the Board of Directors of The Bank of New York Company, Inc. (the “Company”, “we” or “us”) in connection with the solicitation of proxies for the Annual Meeting of Shareholders (the “Annual Meeting”).

The Annual Meeting will be held on April 13, 2004 at The Bank of New York, 101 Barclay Street, New York, New York, at 10:00 a.m. local time.

Who Can Vote. The Board of Directors has fixed February 23, 2004 as the Record Date. Only shareholders whose names appeared on the books of the Company at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting or any adjournment. The outstanding voting stock of the Company on the Record Date was 775,833,118 shares of Common Stock ($7.50 par value) (“Common Stock”). Each share is entitled to one vote. The Company’s By-laws provide that the presence at the Annual Meeting of the holders of a majority of the shares of the Company entitled to vote at such meeting constitutes a quorum for the transaction of business.

What is a Proxy? A proxy is an authorization to vote. Your proxy gives us authority to vote your shares and tells us how to vote your shares at the Annual Meeting or any adjournment. Three officers of the Company, who are called “proxies” and are named on the proxy card, will vote shares at the Annual Meeting in accordance with the instructions you give on the proxy card, or by telephone or Internet. A proxy card is enclosed.

How To Vote.

You can vote your shares by proxy by:

1.	Internet;

2.	telephone; or

3.	completing, dating, signing and mailing the enclosed proxy card in the return envelope provided.

Read the enclosed card for instructions on how to vote over the Internet or by telephone.

You have the right to revoke your proxy at any time before it is voted by filing with the Office of the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. You may attend the Annual Meeting and vote in person, whether or not you previously submitted a proxy.

Each proxy submitted will be voted as directed, but if you sign and return a proxy card without giving specific voting instructions, your shares will be voted for the election of the nominees for directors named in this Proxy Statement, for ratification of the appointment of Ernst & Young LLP as the Company’s independent public accountants, for approval of the amendment to the Company’s 2004 Management Incentive Compensation Plan (“MICP”) and against the shareholder proposals set forth in Items 4, 5, 6 and 7 of this Proxy Statement. We are not now aware of any other matters to be presented except for those described in this Proxy Statement. If any other matters are presented at the meeting, the proxies may use their own judgment to decide how to vote your shares. Should any nominee for director named in this Proxy Statement become unable or unwilling to accept nomination or election, which is not anticipated, the persons acting as proxies will vote for the election of such other person, if any, as the Board of Directors may recommend. If the Annual Meeting is adjourned, your shares may be voted by the proxies on the new meeting date unless you have revoked your proxy.

The nominees for director who receive the highest number of “for” votes cast will be elected. The “for” vote of a majority of the votes cast is sufficient to ratify the appointment of Ernst & Young LLP, approve the amendment to the 2004 Management Incentive Compensation Plan, and approve the shareholder proposals.

For purposes of determining the votes cast with respect to any matter presented for consideration at the Annual Meeting, only those votes cast “for” or “against” are counted. Pursuant to New York law, abstentions, broker “non-votes” (or votes “withheld” in the election of directors) will not be counted. A broker non-vote occurs when a broker, bank or other nominee which holds Company shares returns a proxy to the Company but cannot vote the shares it holds because it has not received voting instructions from the shareholder and the matter to be voted on is not “routine” under New York Stock Exchange (“NYSE”) rules. NYSE rules allow brokers, banks and other nominees to vote shares held by them on matters that the NYSE determines to be routine, even though the broker, bank or nominee has not received instructions from the shareholder.

This Proxy Statement and the accompanying form of proxy are first being sent to shareholders on or about March 12, 2004.

The Company will pay the cost of soliciting proxies. In addition to soliciting proxies by mail, proxies may be solicited in person or by telephone, fax or e-mail by officers and regular employees of the Company and its subsidiaries who will not be specifically compensated therefor. The Company has engaged Morrow & Co., Inc. to assist in the solicitation of proxies for a fee of $17,500 plus reimbursement for out-of-pocket expenses. The Company will also reimburse brokers or other persons holding shares in their names or in the names of their nominees for their reasonable out-of-pocket expenses in forwarding proxies and proxy material to the beneficial owners of such shares.

BOARD OF DIRECTORS AND DIRECTOR COMPENSATION

The Company is a financial holding company whose principal subsidiary is The Bank of New York (the “Bank”). The Company and the Bank are incorporated under the laws of the State of New York. The interests of shareholders are represented by the Board of Directors, which oversees the business and management of the Company. Information concerning the members of the Board of Directors who are standing for re-election is set forth below under the caption “Nominees for Election as Directors.” This solicitation of proxies is intended to give all shareholders a chance to vote for the persons who are to be their representatives in the governance of the Company.

In accordance with New York law, the Company’s By-laws set forth the Board’s responsibilities and establish various corporate authorizations. The By-laws also deal with the organization of the Board, which is described below. The Board has the power to amend the By-laws. The Board has adopted Corporate Governance Guidelines and a Code of Conduct which are available on the Company’s website, www.bankofny.com.

Directors are elected to serve until the next annual meeting of shareholders and until their successors have been elected and qualified.

During 2003, the Board of Directors of the Company met a total of nine times. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees thereof on which such director served during 2003. The Board of the Bank, which during 2003 included all the members of the Board of Directors of the Company, met a total of eight times.

Non-management directors met in Executive Session without management three times during 2003. These sessions were chaired by Mr. Luke, who is Chairman of the Nominating and Governance Committee. In the future, pursuant to the Company’s Corporate Governance Guidelines, the position of presiding director (the “Presiding Director”) at Executive Sessions will rotate among the Chairmen of the Nominating and Governance Committee, the Compensation and Organization Committee and the Audit and Examining Committee.

All directors then serving on the Board attended the 2003 annual meeting of shareholders. Directors are expected to attend the annual meeting of shareholders, except in extenuating circumstances.

Director Independence

The Board of Directors has determined that all of the directors, other than Messrs. Renyi, Hassell and Griffith, are independent under the NYSE Listing Standards, which set forth certain criteria for determining whether a director is independent. The Board’s determinations of director independence were made in accordance with the Guidelines for Determining Director Independence which are included in this Proxy Statement as Exhibit A and which also appear on the Company’s website, www.bankofny.com. Please also see “Certain Transactions.”

Communications with the Board

The procedure for communicating with the non-management director presiding at Executive Sessions or the entire Board is set forth on the Company’s website, www.bankofny.com.

Committees of the Board

The Board of Directors of the Company has appointed several committees which have responsibility for particular corporate matters and has adopted the committee charters referred to below. There follows a description of these committees and their functions, including certain information concerning the directors who serve on such committees and are standing for re-election.

The Board of Directors of the Company has a Nominating and Governance Committee (the “Nominating Committee”) whose members during 2003 were Messrs. Luke (Chairman), Kogan and Malone. All of the members of the Nominating Committee are independent under the NYSE Listing Standards. The Nominating Committee is responsible for identifying individuals qualified to become members of the Board of Directors and recommending to the Board of Directors the Corporate Governance Guidelines of the Company. The Nominating Committee’s charter is available on the Company’s website, www.bankofny.com. The Nominating Committee is willing to consider nominees for future election to the Board recommended by shareholders. Shareholders may submit in writing the names and qualifications of proposed nominees to the Nominating Committee, c/o the Office of the Secretary of the Company. Nominees proposed by shareholders receive the same consideration and evaluation as nominees proposed by management or directors. The Nominating Committee identifies candidates among individuals recommended to the Nominating Committee and may also search for candidates, based upon the needs of the Company for particular expertise or experience, through search firms and business contacts. The Nominating Committee reviews the qualifications of individuals suggested by shareholders, management and directors as potential candidates. The criteria for selecting nominees for election as directors of the Company include, but are not limited to, experience, accomplishments, education, skills, and personal and professional integrity. The Nominating Committee met three times during 2003.

The Board of Directors of the Company annually appoints an Audit and Examining Committee (the “Audit Committee”) whose members during 2003 were Ms. Rein (Chairman), and Messrs. Donofrio, Kowalski, Myners and Richardson. The Board determined that all of the directors who serve on the Audit Committee are independent under Securities and Exchange Commission (“SEC”) regulations implementing the audit committee member requirements of the Sarbanes-Oxley Act of 2002 and are also independent under the NYSE Listing Standards. The functions of the Audit Committee are described in its charter, a copy of which is attached to this Proxy Statement as Exhibit B and is also available on the Company’s website, www.bankofny.com. None of the members of the Audit Committee serves on the audit committees of three or more public companies. The Board of Directors has determined that all members of the Audit Committee are financially literate. A number of the members of the Audit Committee are considered by the Board to have financial expertise, and, in 2004, the Board named Ms. Catherine A. Rein as the Company’s audit committee financial expert, as defined under SEC regulations. The Audit Committee met four times in 2003.

The Board of Directors of the Company has a Compensation and Organization Committee (the “Compensation Committee”) whose members during 2003 were Messrs. Kogan (Chairman), Biondi, Luke and Malone. The Board determined that all of the directors who serve on the Compensation Committee are independent under the NYSE Listing Standards. The Compensation Committee, whose charter is available on the Company’s website, www.bankofny.com, is responsible for matters of executive compensation and administration of the Company’s incentive compensation plans. The Compensation Committee met six times during 2003.

The Board of Directors of the Company has a Pension Committee whose members during 2003 were Messrs. Richardson (Chairman) and Scott and Ms. Rein. The Pension Committee’s duties are to ensure that the retirement plans of the Company are in compliance with the Employee Retirement Income Security Act of 1974, to review the investments in the trust funds of the plans, and to report to the Board on these matters. The Pension Committee met three times during 2003.

The Board of Directors of the Company has a Risk Committee whose members during 2003 were Messrs. Donofrio (Chairman), Kowalski, Myners, Richardson, Roberts and Scott and Ms. Rein. The Risk Committee assists the Board of Directors in assessing and reviewing the risk management activities of the Company and its subsidiaries, including those risks associated with the extension of credit and market activities. The Risk Committee met four times during 2003.

The Board of Directors of the Company has an Executive Committee whose members during 2003 were Messrs. Renyi (Chairman), Donofrio, Griffith, Hassell, Kogan, Luke, Malone, Richardson and Roberts and Ms. Rein. The Executive Committee has the full authority of the Company’s Board of Directors, except for limitations relating to major corporate matters. The Executive Committee held one meeting in 2003.

During 2003, each director who was not an officer of the Company or its subsidiaries received an annual retainer of $30,000 and 2,400 shares of Common Stock pursuant to the Directors’ Retainer Plan. In addition, each director who was not an officer of the Company or its subsidiaries received a fee of $1,800 for each meeting of the Board and of any committee which the director attended. The Chairmen of the Audit Committee and the Risk Committee received an additional annual retainer fee of $7,000, the Chairman of the Compensation Committee received an additional annual retainer fee of $5,000, and the Chairmen of the other committees of the Board each received an additional annual retainer fee of $3,000. A director who serves on the Boards of both the Company and the Bank receives only one retainer. If the Boards of the Company and the Bank meet on the same day, only one fee is paid for attendance at both meetings.

Officers of the Company and its subsidiaries do not receive any compensation for service on the Boards of the Company or its subsidiaries, or the committees of the boards.

Under the Deferred Compensation Plan for Non-Employee Directors of The Bank of New York Company, Inc. (the “Directors’ Deferred Compensation Plan”), each director who is not an officer of the Company or any of its subsidiaries may elect to defer payment of all or a portion of the director’s annual retainer and meeting fees. In accordance with the director’s election, pursuant to the terms of the Directors’ Deferred Compensation Plan, deferred retainer and meeting fees are allocated to accounts on the Company’s books corresponding to selected investment funds which were available in 2003 under the Company’s Profit-Sharing Plan and which will be available in 2004 under the Company’s Employee Savings & Investment Plan. The accounts are adjusted to reflect the investment performance of such funds. All payments are made in cash, except that payment is made in shares of Common Stock with respect to amounts allocated to the Company stock fu nd. The Directors’ Deferred Compensation Plan contains provisions for the payment of each director’s account balance upon such director’s termination following a Change of Control (as defined in the Directors’ Deferred Compensation Plan), retirement, death or other termination of services as a director. The Directors’ Deferred Compensation Plan is not funded and payments are made from the Company’s general assets.

On September 9, 2003, Mr. Kogan and Schering-Plough Corporation, of which Mr. Kogan is the former Chairman/CEO, entered into a settlement with the U.S. Securities and Exchange Commission to resolve issues arising from the SEC’s inquiry into certain meetings by Schering-Plough Corporation with investors. Without admitting or denying any allegations of the SEC, Mr. Kogan agreed in connection with the settlement not to commit any future violations of Regulation FD and related securities laws.

Compensation Committee Interlocks

Mr. Malone, a member of the Compensation Committee, had certain business relationships with the Company which are disclosed under the caption “Certain Transactions” in this Proxy Statement.

Charitable Contributions

In 2003 the Company did not make any contributions to any charitable organization of which a director of the Company was an executive officer which exceeded the greater of $1 million or two percent of the charitable organization’s consolidated gross revenues.

Item 1.	ELECTION OF DIRECTORS

Unless contrary instructions are given, the persons designated as proxies intend to vote on behalf of shareholders for the election of the nominees listed in the following pages. If any nominee becomes unable or unwilling to accept nomination or election, the persons designated as proxies intend to vote on behalf of shareholders for the election of such other person, if any, as the Board of Directors may recommend. The directors elected will hold office until the next annual meeting and until their successors have been elected and qualified.

Nominees for Election as Directors

The following pages show each nominee for election as a director, his or her age, his or her principal occupation during the past five years, certain other directorships and trusteeships held, the year in which he or she became a director of the Company, and his or her holdings of Common Stock, all as of February 23, 2004. All nominees who are presently serving as directors were elected to their present term of office by the shareholders, except Messrs. Pozen and Scott, who were elected by the Board of Directors. Mr. Pozen was recommended by an executive officer and the Chief Executive Officer of the Company. Mr. Scott was recommended by an executive officer and the Chief Executive Officer of the Company and a third party search firm to which the Company paid a fee.

The following information has been furnished by the nominees.

Nominee, Year Elected a Director and Securities Owned (1)	Principal Occupation and Other Information

Senior Managing Director of WaterView Advisors LLC, investment adviser to WaterView Partners LLC, a private equity limited partnership focused on media and entertainment

Senior Managing Director of WaterView Advisors LLC (formerly Biondi, Reiss Capital Management LLC) from March, 1999 to present. Chairman and Chief Executive Officer of Universal Studios from 1996 through 1998. Director of Amgen, Inc., The Bank of New York, Harrah’s Entertainment, Inc., Hasbro, Inc., Vail Resorts, Inc. and the Museum of Television & Radio. Age 59.

FRANK J. BIONDI, JR.
1995
Common Shares: 24,188

Senior Vice President, Technology and Manufacturing of IBM Corporation, developer and manufacturer of advanced information technologies

Senior Vice President, Technology and Manufacturing of IBM Corporation from August, 1997 to present. Senior Vice President, Server Group of IBM Corporation from January, 1995 to August, 1997. Director of The Bank of New York. Member of the Board of Trustees of Rensselaer Polytechnic Institute. Chairman Emeritus of the Board of Directors of the National Action Council for Minorities in Engineering, Inc. (NACME). Age 58.

NICHOLAS M. DONOFRIO
1999
Common Shares: 12,792

Vice Chairman of The Bank of New York Company, Inc. and The Bank of New York

Vice Chairman of The Bank of New York Company, Inc. and The Bank of New York since December, 1994. Senior Executive Vice President of The Bank of New York Company, Inc. and President and Chief Operating Officer of The Bank of New York from June, 1990 to December, 1994. Director of The Bank of New York. Chairman of the Board of Trustees of Lafayette College. Trustee of The ALS Association, The Chesapeake Bay Foundation and the U.S. Council for International Business. Member of the Financial Services Roundtable. Age 62.

ALAN R. GRIFFITH
1990
Common Shares: 1,116,584

Nominee, Year Elected a Director and Securities Owned (1)	Principal Occupation and Other Information

President of The Bank of New York Company, Inc. and The Bank of New York

President of The Bank of New York Company, Inc. and The Bank of New York since September, 1998. Senior Executive Vice President of The Bank of New York Company, Inc. from August, 1998, and Senior Executive Vice President and Chief Commercial Banking Officer of The Bank of New York from December, 1994 to September, 1998. Executive Vice President of The Bank of New York from June, 1990 to December, 1994. Director of The Bank of New York and Private Export Funding Corporation. Trustee of Big Brothers/Big Sisters of New York City. Member of the Financial Services Roundtable and Financial Services Forum. Member of Board of Visitors of Duke University Fuqua School of Business. Age 52.

GERALD L. HASSELL
1998
Common Shares: 1,047,688

Retired President and Chief Executive Officer of Schering-Plough Corporation, manufacturer of pharmaceutical and consumer products

President and Chief Executive Officer of Schering-Plough Corporation from November, 1996 to April, 2003. Chairman from November, 1998 to November, 2002. President from 1986 to November, 1998. Director of The Bank of New York and Colgate-Palmolive Company. Member of the Board of Trustees of New York University and The Saint Barnabas Corporation and Medical Center. Member of the Council on Foreign Relations. Age 62.

RICHARD J. KOGAN
1996
Common Shares: 19,200

Chairman and Chief Executive Officer of Tiffany & Co., international designers, manufacturers and distributors of jewelry and fine goods

Chairman of Tiffany & Co. from January, 2003 to date, and Chief Executive Officer since February, 1999. President of Tiffany & Co. from January, 1996 to January, 2003. Executive Vice President from March, 1992 to January, 1996. Chief Operating Officer from January, 1997 to February, 1999. Director of The Bank of New York, Fairmont Hotels & Resorts, Inc., Tiffany & Co. and Jewelers of America. Trustee of the Wildlife Conservation Society and the National Parks Conservation Association. Age 51.

MICHAEL J. KOWALSKI
2003
Common Shares: 8,446

Nominee, Year Elected a Director and Securities Owned (1)	Principal Occupation and Other Information

Chairman and Chief Executive Officer of MeadWestvaco Corporation, manufacturer of paper, packaging and specialty chemicals

Chairman of MeadWestvaco Corporation from December, 2002 to date and Chief Executive Officer since January, 2002. President of MeadWestvaco Corporation from January, 2002 to April, 2003. Chairman, President and Chief Executive Officer of Westvaco Corporation from 1996 to January, 2002. President and Chief Executive Officer of Westvaco Corporation from 1992 to January, 2002. Director of American Forest and Paper Association, The Bank of New York, FM Global, MeadWestvaco Corporation, The Timken Company and the United Negro College Fund. Trustee of Lawrence University and the American Enterprise Institute for Public Policy Research. Age 55.

JOHN A. LUKE, JR.
1996
Common Shares: 18,800

Chairman of Liberty Media Corporation, producer and distributor of entertainment, sports, informational programming and electronic retailing services

Chairman of Liberty Media Corporation from October, 1990 to present. Chairman of Tele-Communications, Inc. from November, 1996 and Chief Executive Officer from January, 1994 to March, 1999. Director of The Bank of New York, CATO Institute, InterActiveCorp, Liberty Media Corporation, The Nature Conservancy and United Global Communications. Member of Shareholders Committee of Discovery Communications, Inc. Age 62.

JOHN C. MALONE
1986
Common Shares: 42,000

Chairman of Guardian Media Group plc, a UK media business with interests in national and community newspapers, magazines, the Internet and radio

Chairman of Guardian Media Group plc from 2000 to date. Chairman of Gartmore Investment Management plc from 1986 to 2001 and Chief Executive from 1985 to 1997. Director of The Bank of New York, Marks & Spencer plc and mm02. Chairman of Aspen Insurance Holdings Limited. Member of the Financial Reporting Council. Trustee of Glyndebourne Opera. Chairman of Tate. Age 55.

PAUL MYNERS, CBE
2002
Common Shares: 7,800

Nominee, Year Elected a Director and Securities Owned (1)	Principal Occupation and Other Information

Chairman of MFS Investment Management, an investment advisor to registered investment companies

Chairman of MFS Investment Management since February, 2003. John Olin Visiting Professor at Harvard Law School since July, 2002. Vice Chairman of Fidelity Investments from 2000 to 2001. President of Fidelity Management & Research Company from 1997 to 2001. Managing Director and General Counsel of Fidelity Investments from 1987 to 1996. Director of The Bank of New York and BCE, Inc. Age 57.

ROBERT C. POZEN
2004
Common Shares: 2,000

President and Chief Executive Officer of Metropolitan Property and Casualty Insurance Company, insurance services

President and Chief Executive Officer of Metropolitan Property and Casualty Insurance Company since March, 1999. Senior Executive Vice President-Business Services Group and Corporate Development and Services of Metropolitan Life Insurance Company from February, 1998 to March, 1999. Director of The Bank of New York, FirstEnergy Corp. and New England Financial, Inc. Trustee of the New York University Law Center Foundation. Age 60.

CATHERINE A. REIN
1981
Common Shares: 70,067

Chairman and Chief Executive Officer of The Bank of New York Company, Inc. and The Bank of New York

Chairman of The Bank of New York Company, Inc. and The Bank of New York since February, 1998. Chief Executive Officer of The Bank of New York Company, Inc. since July, 1997. President of The Bank of New York Company, Inc. from March, 1992 to September, 1998. Chief Executive Officer of The Bank of New York since January, 1996 and President from December, 1994 to September, 1998. Chief Operating Officer of The Bank of New York from December, 1994 to January, 1996. Vice Chairman of The Bank of New York from 1992 to 1994. Director of The Bank of New York, Lincoln Center for the Performing Arts, The New York Clearing House, Public Service Enterprise Group, Inc. and United Way of New York City. Member of the Board of Managers of The New York Botanical Garden. Member of the Boards of Trustees of Bates College and Rutgers, the State University. Member of the Board of Executives of the New York Stock Exchange. Member and Director of the Financial Services Roundtable. Age 57.

THOMAS A. RENYI
1992
Common Shares: 1,567,882

Nominee, Year Elected a Director and Securities Owned (1)	Principal Occupation and Other Information

President and Chief Executive Officer of W.K. Kellogg Foundation, a private foundation

President and Chief Executive Officer of W.K. Kellogg Foundation since August, 1995. President and Professor of Health Policy and Management, Johns Hopkins University from 1990 to 1995. Director of The Bank of New York, Kellogg Company and CSX Corporation. Trustee of Council of Michigan Foundations and the W.K. Kellogg Foundation Trust. Age 63.

WILLIAM C. RICHARDSON
1998
Common Shares: 14,002

President and Chief Executive Officer of Comcast Corporation, developer, manager and operator of broadband cable networks and provider of content

President of Comcast Corporation from 1990 to present and Chief Executive Officer since November, 2002. Director of The Bank of New York, Comcast Corporation and Comcast Holdings Corporation. Age  44.

BRIAN L. ROBERTS
1999
Common Shares: 15,441

Chairman, President and Chief Executive Officer of Corn Products International, Inc., global producers of corn-refined and starch based ingredients

Chairman and Chief Executive Officer of Corn Products International, Inc. since 2001. President since 1997 and Chief Operating Officer from1997 to 2001. Director of The Bank of New York, Corn Products International, Inc. and Motorola, Inc. Age 59.

SAMUEL C. SCOTT III
2003
Common Shares: 6,630

(1)	Includes shares held individually or jointly with others or in the name of a bank,broker or nominee for the individual’s account.

      SECURITY OWNERSHIP BY MANAGEMENT

The following table indicates the beneficial ownership of the Company’s Common Stock as of February 23, 2004, by each of the directors (including all nominees for re-election), the chief executive officer and the other four most highly compensated executive officers and all directors and executive officers of the Company as a group, based upon information supplied by each of the directors and officers. No director or officer currently holds any shares of the Company’s Preferred Stock.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned		Shares that may be acquired within 60 days by Exercise of Options	Total	Percent of Common Stock (1)

Frank J. Biondi, Jr.	24,188		—	24,188
Nicholas M. Donofrio	12,792		—	12,792
Alan R. Griffith	1,116,584	(2)	1,256,024	2,372,608
Gerald L. Hassell	1,047,688	(3)	1,481,896	2,529,584
Richard J. Kogan	19,200		—	19,200
Michael J. Kowalski	8,446		—	8,446
John A. Luke, Jr.	18,800		—	18,800
John C. Malone	42,000		—-	42,000
Robert J. Mueller	473,312	(4)	965,339	1,438,651
Paul Myners	7,800		—	7,800
Robert C. Pozen	2,000		—	2,000
Catherine A. Rein	70,067		—	70,067
Thomas A. Renyi	1,567,882		3,407,691	4,975,573
William C. Richardson	14,002		—	14,002
Brian L. Roberts	15,441		—	15,441
Samuel C. Scott III	6,630		—	6,630
Bruce W. Van Saun	430,432		610,306	1,040,738
All directors and executive officers of the Company, as a group (a total of 20 persons, including those named above)	4,999,772		8,039,087	13,038,859	1.68%

______________

(1)	All percentages are less than 1% of the Company’s outstanding shares of Common Stock except as indicated.

(2)	Excludes 99,320 shares held by Mr. Griffith’s spouse as to which shares he disclaims beneficial ownership.

(3)	Excludes 60,000 shares held by Mr. Hassell’s spouse as to which shares he disclaims beneficial ownership and includes 57,854 shares held by two family trusts.

(4)	Excludes 69,492 shares held by Mr. Mueller’s spouse as to which shares he disclaims beneficial ownership.

2003 AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of the Company assists the Board of Directors in fulfilling its statutory and fiduciary responsibilities with respect to internal control, accounting policies, and auditing and reporting practices. The Audit Committee assists the Board in its oversight of (i) the integrity of the financial statements and the financial reporting process; (ii) compliance with legal and regulatory requirements; (iii) the independent public accountants’ qualifications and independence; and (iv) the performance of the independent public accountants and the Company’s internal audit function.

The Audit Committee is comprised of independent directors meeting the requirements of applicable law, regulations and the Listing Standards of the NYSE. All members of the Audit Committee are “financially literate,” and collectively the members have such other qualifications as are mandated by the SEC and NYSE Listing Standards. There are no members of the Audit Committee who sit simultaneously on the audit committees of three or more public companies.

The Audit Committee is entitled to place reasonable reliance on (i) the integrity of those persons and organizations within and outside the Company from whom and from which the Audit Committee receives information and (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations. Actual knowledge to the contrary with respect to either of the above items will be promptly reported to the Board by the Audit Committee.

Management of the Company is responsible for the preparation, presentation and integrity of the Company’s consolidated financial statements. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies as well as for maintaining internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent public accountants, Ernst & Young LLP, are responsible for planning and performing proper audits, including an audit of the Company’s annual consolidated financial statements filed on Form 10-K, and other procedures, including reviews of the Company’s unaudited interim consolidated financial statements prior to the filing of each quarterly report on Form 10-Q. The Audit Committee is responsible for maintaining open communication between the Audit Committee and the independent public accountants, internal auditors, management, and the Board.

The Audit Committee reviewed the audited consolidated financial statements in the Company’s Annual Report with management and has discussed with management (i) the quality, not just the acceptability, of the Company’s accounting principles; (ii) the reasonableness of significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including any significant changes in the Company’s selection or application of accounting principles and any major issues regarding the adequacy of the Company’s internal controls; (iii) the effect of any significant regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements; (iv) any special audit steps adopted in light of any material control deficiencies; and (v) the clarity of disclosures made in the financial statements. The Audit Committee also reviewed the Company’s disclosures under “Management’s Discussion a nd Analysis of Financial Condition and Results of Operations” included in the Company’s Annual Report on Form 10-K. In conjunction with the reviews of the Company’s 10-K and 10-Qs, the Audit Committee also received a report from the Disclosure Committee of the Company and reviewed the process for the CEO and CFO quarterly certifications of the SEC filings, as well as the Company’s disclosure controls and procedures, including any changes or deficiencies. The Audit Committee has reviewed a report from the CEO and CFO made in connection with their certification of the Company’s 10-K and 10-Qs about (i) any significant deficiencies in the design or operation of internal controls or material weaknesses therein and (ii) any fraud involving management or other employees who have a significant role in the Company’s internal controls.

The Audit Committee has discussed with the Company’s independent public accountants, who are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, the independent public accountants’ judgments as to the quality, not just the acceptability, of the Company’s accounting principles as applied in financial reporting, the reasonableness of significant financial reporting issues and judgments, the clarity of the disclosures in the consolidated financial statements and any matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented.

In addition, as required by Independence Standards Board Standard No. 1, the Audit Committee has: (i) received from the Company’s independent public accountants written disclosure of all relationships, if any, between the Company’s independent public accountants and its related entities and the Company and its related entities that in the independent public accountants’ professional judgment may reasonably be thought to bear on their independence; (ii) received a letter from the Company’s independent public accountants confirming that in the independent public accountants’ professional judgment, they are independent of the Company; and (iii) discussed with the Company’s independent public accountants their independence from management and the Company. In further assessing the independence of Ernst & Young LLP, the Committee has received and reviewed a report by the independent public accountants describing: (i) the independent public accountants’ internal quality-control procedures; (ii) material issues raised by the most recent internal quality-control review, or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities, within the past five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with such issues; and (iii) all relationships between the independent public accountants and the Company. The Audit Committee has also considered that the provision of non-audit services to the Company by Ernst & Young LLP is compatible with maintaining their independence.

The Audit Committee discussed with the Company’s internal auditors and independent public accountants the overall scope and plans for their respective audits, matters related to the conduct of the audit including the adequacy of staffing, and the results of the audit. The Audit Committee meets with the internal auditors and independent public accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003, which is filed with the Securities and Exchange Commission. The Audit Committee has obtained assurance from the independent public accountants that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934. The Audit Committee has appointed, subject to shareholder ratification, Ernst & Young LLP as the Company’s independent public accountants.

By:	The Audit Committee
March 8, 2004

Catherine A. Rein
Nicholas M. Donofrio
Michael J. Kowalski
Paul Myners
William C. Richardson
Robert C. Pozen*
*Mr. Pozen became a member of the Audit Committee on March 8, 2004.

Audit Fees, Audit-Related Fees, Tax Fees, All Other Fees

The Company utilizes the services of Ernst & Young LLP for various audit, tax, and other non-audit services. The aggregate fees billed to the Company by Ernst & Young LLP for their audit of the Company’s annual financial statements and reviews of the interim financial statements in the Company’s Forms 10-K and 10-Q for the years ended December 31, 2003 and December 31, 2002 was $4.3 million and $3.0 million, respectively. The increase in the audit fees charged to the Company primarily relates to audits performed for newly acquired entities of the Company.

The aggregate fees billed to the Company by Ernst & Young LLP for all services for the year ended December 31, 2003 and 2002 were as follows:

Fee Type	2003	2002

Audit Fees	$4,293,000	$2,995,000

Audit Related Fees
WTC Disaster Audit-Related	—	4,175,000
Service Organization Reports (“SAS 70 reports”)	1,827,000	895,000
Other Audit Related Fees	757,000	540,000

Total Audit Related Fees	2,584,000	5,610,000

Tax Fees	1,403,000	2,320,000

All Other Fees
Compliance and Advisory Services	1,303,000	1,310,000
WTC Disaster Non-Audit Related	125,000	3,490,000

Total All Other Fees	1,428,000	4,800,000

Total for All Non-Audit Fees	5,415,000	12,730,000

Total for all E&Y Fees	$9,708,000	$15,725,000

The Company did not engage Ernst & Young LLP to provide any professional services with respect to financial information systems design and implementation for the years ended December 31, 2003 or 2002.

The Audit Committee is responsible for the pre-approval of all audit and permitted non-audit services performed by the independent public accountants, Ernst & Young LLP. The Audit Committee will not engage the independent public accountants to perform the specific non-audit services which are precluded by law or regulation or any services which would impair the independence of the independent public accountants. The Audit Committee has established policies and procedures for the pre-approval of audit and non-audit services for which the Company engages Ernst & Young LLP. The Audit Committee has pre-approved certain specific services (“Class Approval”), for which management may retain Ernst & Young subject to the review and approval of the Chief Auditor of the Company prior to the engagement of Ernst & Young LLP. All such Class Approvals would be presented to the Audit Committee for ratification at the next subsequent Audit Committee meeting. All other serv ices would require the separate approval of the Audit Committee prior to engagement of Ernst & Young LLP (“Specific Approval”). The Committee has delegated the authority for Specific Approval to the Chairman of the Audit Committee. All such Specific Approvals are reported at the next subsequent Audit Committee meeting. All Audit Related, Tax and All Other services were pre-approved by the Audit Committee pursuant to these policies and procedures.

Other Services Provided by Ernst & Young LLP

Ernst & Young LLP also provided other services to associated entities of the Company that were charged directly to those entities. These amounts included $1.0 million for the audits of mutual funds and other funds advised by the Bank, $0.1 million for tax services for mutual funds and other funds, and $0.6 million for actuarial services in connection with the Company’s pension and benefit plans.

Executive Compensation and Other Information

The following tables present information concerning compensation for the chief executive officer and the four other most highly compensated executive officers of the Company for services in all capacities to the Company and its subsidiaries during the years indicated.

SUMMARY COMPENSATION TABLE

	Annual Compensation					Long-Term Compensation

			Bonus (d)			Awards		Payouts

Name and Principal Position	Year	Salary($)	Cash	Value of Performance Shares Earned(1)	Other Annual Compensation ($)	Restricted Stock Awards ($)(2)	Securities Underlying Options(#)	LTIP Payouts($)	All Other Compensation ($)(3)

(a)	(b)	(c)			(e)	(f)	(g)	(h)	(i)
Thomas A. Renyi	2003	$1,000,000	$3,524,000	$6,359,040	—	$2,870,000	650,000	—	$53,939
Chairman and Chief	2002	1,000,000	0	610,980	—	771,421	650,000	—	53,866
Executive Officer	2001	1,000,000	1,190,000	5,599,800	—	—	400,000	—	152,973

Gerald L. Hassell	2003	696,153	2,411,000	5,087,232	—	1,599,000	375,000	—	37,550
President	2002	650,000	0	356,405	—	460,224	375,000	—	35,013
	2001	650,000	560,000	3,266,570	—	—	250,000	—	89,293

Alan R. Griffith	2003	598,077	1,716,000	2,861,568	—	1,271,000	275,000	—	32,260
Vice Chairman	2002	575,000	0	280,021	—	295,880	250,000	—	30,973
	2001	575,000	550,000	2,566,565	—	—	140,000	—	90,211

Bruce W. Van Saun	2003	542,308	1,648,000	2,861,568	—	1,168,500	275,000	—	29,252
Senior Executive Vice	2002	475,000	0	234,209	—	278,805	210,000	—	25,586
President and Chief	2001	475,000	420,000	2,146,610	—	—	125,000	—	64,101
Financial Officer

Robert J. Mueller	2003	517,692	1,186,000	1,589,760	—	656,000	275,000	—	27,924
Senior Executive	2002	490,000	0	203,660	—	201,508	200,000	—	26,394
Vice President	2001	490,000	375,000	1,866,600	—	—	125,000	—	85,847

______________
(1)	The value of the 2003 performance shares earned is the value on December 31, 2003, of performance share awards made under the Company’s 1999 Long-Term Incentive Plan and earned based on 2003 performance. Under the conditions of each award, shares are generally forfeitable if the officer’s employment terminates prior to December 9, 2005, except in the case of retirement, disability, death or a Change in Control (as defined in the 1999 Long-Term Incentive Plan). Prior to vesting, dividends are paid on earned shares. The number of shares which were earned based on 2003 performance and the value thereof on December 31, 2003, for the following named executive officers are shown below.

	Shares Earned as of December 31, 2003 Pursuant to Awards Made in March 2003	Value as of December 31, 2003 of Shares Earned Pursuant to Awards Made in March 2003

Renyi	192,000	$6,359,040
Hassell	153,600	5,087,232
Griffith	86,400	2,861,568
Van Saun	86,400	2,861,568
Mueller	48,000	1,589,760

(2)	As previously disclosed in the 2003 Proxy Statement, the indicated awards for 2003 were made on March 31, 2003 and were approved by the Compensation and Organization Committee in February, 2003. The shares underlying these awards vest on February 11, 2006. Dividends are paid on these shares. As of December 31, 2003 the number and value of the aggregate restricted stock holdings of Messrs. Renyi, Hassell, Griffith, Van Saun and Mueller are 158,433 shares ($5,247,301), 88,997 shares ($2,947,581), 69,070 shares ($2,287,598), 63,662 shares ($2,108,485) and 36,815 shares ($1,219,313), respectively.

(3)	The items included under column (j) for 2003 consist of the following: (1) annual Company contributions on behalf of the named employees under the Company’s profit-sharing plan, amounting to $50,000, $34,808, $29,904, $27,115 and $25,885 for Messrs. Renyi, Hassell, Griffith, Van Saun and Mueller, respectively, and (2) annual allocations under the Company’s employee stock ownership plan for the accounts of Messrs. Renyi, Hassell, Griffith, Van Saun and Mueller of $3,939, $2,742, $2,356, $2,137 and $2,039, respectively.

Option Grants in Last Fiscal Year

Individual Grants(1)

					Potential Realizable Value at
	Number of	% of Total			Assumed Annual Rates of
	Securities	Options	Exercise		Stock Price Appreciation for
	Underlying	Granted to	or Base		10-year Option Term (2)
	Options	Employees in	Price	Expiration
Name	Granted (#)	Fiscal Year	($/Sh)	Date	5%($)	10%($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)
Renyi	650,000	3.60	$23.13	2/11/2013	$9,455,116	$23,961,121
Hassell	375,000	2.08	$23.13	2/11/2013	$5,454,875	$13,823,724
Griffith	275,000	1.52	$23.13	2/11/2013	$4,000,241	$10,137,397
Van Saun	275,000	1.52	$23.13	2/11/2013	$4,000,241	$10,137,397
Mueller	275,000	1.52	$23.13	2/11/2013	$4,000,241	$10,137,397

______________

(1)	All options were granted on February 11, 2003. For each Named Executive Officer all of the options are non-qualified stock options and become exercisable one-third per year over three years from the grant date.

(2)	The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, in the Company’s stock price.

Aggregated Option Exercises In Last Fiscal Year
and Fiscal Year-End Option Values

			Number of
			Securities
			Underlying
			Unexercised	Value of Unexercised
			Options	In-the-Money Options
			at Fiscal Year-End(#)	at Fiscal Year-End($)
	Shares
	Acquired on	Value	Exercisable/	Exercisable/
Name	Exercise (#)	Realized ($)	Unexercisable	Unexercisable

(a)	(b)	(c)	(d)	(e)
Renyi	36,154	$844,919	2,838,481 / 1,219,211	$19,886,082 / $6,493,500
Hassell	56,616	1,350,858	1,146,019 / 710,877	7,140,602 / 3,746,250
Griffith	290,008	5,973,006	1,031,815 / 490,877	9,127,082 / 2,747,250
Van Saun	0	0	404,430 / 459,210	20,570 / 2,747,250
Mueller	200,968	4,688,722	762,796 / 452,544	4,917,627 / 2,747,250

Compensation and Organization Committee Report on Executive Compensation for 2003

Principles and Program

The Company’s executive compensation program is a pay for performance program. It is designed to:

      motivate executives to enhance shareholder value with compensation plans that tie reward to Company performance; and
      target executive compensation at a level to ensure the Company’s ability to attract and retain superior executives.

The Compensation and Organization Committee of the Board of Directors, which is composed entirely of independent directors, has the responsibility for the design, implementation and administration of the Company’s executive compensation program.

To meet the above objectives, the program, which has both cash and equity elements, consists of base salary, an annual cash incentive bonus, share grants and stock options. In determining executive compensation, the Compensation and Organization Committee evaluates both the total compensation package and its individual elements. As part of its review, the Committee periodically considers compensation data concerning the Company’s key competitors developed by independent compensation consultants. Key competitors include companies in the peer group used for the five-year comparison of total shareholder return. The Committee also considers Company performance, individual performance and the relative compensation levels of other executive officers. It is expected that total compensation will vary annually based on Company and individual performance. The Compensation and Organization Committee and the management of the Company believe that compensation should be based on both short -term and long-term measurements and be directly and visibly tied to Company performance, thus introducing substantial risk in the payout levels.

In evaluating the Company’s 2003 financial performance, the Compensation and Organization Committee considered a variety of strategic accomplishments as well as operating results. Strategically, the Company’s acquisition of Pershing, and its subsequent integration, were successful and met the client retention and financial targets set at the time of acquisition. Another strategic priority was to improve the credit risk profile of the Company after two years of incurring higher credit costs. By implementing a comprehensive credit reduction program and taking advantage of favorable market conditions, the Company accelerated the reduction of nearly $9 billion of corporate credit exposures to achieve its year-end 2004 objectives a full year ahead of schedule.

Financially, the Company rebounded from a slow first quarter dominated by geopolitical issues to record three consecutive quarters of increased operating earnings. This was notable because although the overall market environment improved, particularly asset values, key drivers of the Company’s businesses, including equity trading volumes and corporate actions, remained sluggish. The Company’s net income in 2003 was $1,157 million, a 28.3% increase over the $902 million reported in 2002; earnings per share grew 22.6% from $1.24 in 2002 to $1.52 in 2003. In addition to good performance at Pershing, the Company’s core securities servicing, fiduciary and related businesses also performed well, reflecting the improving market conditions. Throughout the year, the Company maintained its investment spending in technology, business continuity, quality initiatives and marketing and branding, all important for its long-term competitive positioning. Moreover, the Company’s debt ratings remained strong and capital levels were in excess of the regulatory minimums for a “well capitalized” bank.

Following is a description of the elements of executive compensation, and a review of Mr. Renyi’s compensation levels for 2003, as they relate to the Company’s performance:

Base Salary

Base salary levels for executive officers are determined by the Compensation and Organization Committee. The Compensation and Organization Committee assesses a number of factors in fixing the base salary of the executive officers (including the five most highly compensated) such as the level of responsibility of the particular position, the individual’s performance, the Company’s overall financial performance, and the business and inflationary climate. In considering base salary levels, the Compensation and Organization Committee considers all of these factors without giving specific weight to any one factor.

Base salary levels of executive officers are reviewed every quarter by the Compensation and Organization Committee; individual increases generally occur every two years, but are occasionally awarded more or less frequently in exceptional circumstances. Because of the substantial risk in the payout levels of the long-term incentive plan, the Compensation and Organization Committee believes that base salary levels for the named executives should be at or above median for the peer group; an independent compensation consultant periodically reviews the competitiveness of executive salaries. Mr. Renyi’s base salary of $1,000,000 was unchanged in 2003.

Performance evaluations of other executive officers are reviewed with the Compensation and Organization Committee by the Chief Executive Officer. To ensure that compensation policy for the top executive officers is consistent with overall Company financial performance and executive compensation strategies, the Compensation and Organization Committee reviews the compensation awarded to approximately 50 of the Bank’s most highly compensated executives.

Annual Incentives

Annual incentives are designed to provide a short-term (one-year) incentive to executive officers based on a subjective evaluation of their individual contribution to the Company’s financial performance for the year. Incentives to executive officers named in the Summary Compensation Table are generally determined based on performance against pre-established corporate goals but may also be awarded on a discretionary basis. If performance goals are not met, awards are scaled down against target, or eliminated. Heads of major business units and other key officers are eligible for incentive payments. The Compensation and Organization Committee approves all senior management incentive payments.

In the case of Mr. Renyi, his bonus for 2003 was determined pursuant to normalized net income results against goals that were established at the beginning of 2003. Although his bonus payout would have been $3,661,000 based solely on these performance goals, Mr. Renyi received $3,524,000, the maximum 2003 bonus payable to a covered employee under the incentive plan.

Share Grants

The Compensation and Organization Committee strongly endorses the use of performance shares as an important component of long-term incentive compensation for the most senior management. Performance share earnouts fluctuate based on Company results against pre-established goals over designated performance periods.

Restricted share grants are generally made to other executive officers but may also be granted to senior management in special situations. Restricted shares vest over time without regard to performance goals but provide an incentive to recipients to remain employed with the Company and to contribute to overall Company performance and the enhancement of shareholder value.

In 2003, performance share grants were made covering performance for calendar years 2003, 2004 and 2005. Performance shares are earned based on (1) return on equity adjusted for non-recurring items and (2) a comparison against the reported return on equity of our peer group. For 2003, Mr. Renyi earned 192,000 shares, which was 96% of his 200,000 share grant.

Stock Option Grants

Stock options are designed to provide long-term (ten-year) incentives and rewards tied to the price of the Company’s Common Stock. Given the fluctuations of the stock market, there is not always a direct correlation between stock price performance and financial performance. The Compensation and Organization Committee believes that stock options, which provide value to participants only when the Company’s shareholders benefit from stock price appreciation, are an important component of the Company’s executive compensation program. The number of options currently held by an officer is not a factor in determining individual grants, and the Compensation and Organization Committee has not established any target level of ownership of Company Common Stock by the Company’s officers. The ownership level of Company Common Stock by senior management has historically been high and retention of shares of Company stock by officers is strongly encouraged.

During 2003, approximately 2,500 key officers received stock option grants including all executive officers. The number of option shares granted is based on a subjective evaluation of an individual’s contribution to Company financial performance and his/her position and salary level in the Company. Stock options are issued annually at an exercise price equal to 100% of the fair market value of the Company’s Common Stock on the date of grant. Vesting terms for stock options for the named executive officers are shown in the footnotes to the Option Grants in the Last Fiscal Year table in this Proxy Statement; the term of the options is ten years from the grant date.

An outside consultant used by the Compensation and Organization Committee periodically reviews the value of long-term incentive grants (which includes stock options and performance shares)

awarded by competitors to their senior management. Mr. Renyi was awarded 650,000 option shares in February 2003.

Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the Company will not be able to take tax deductions for employee remuneration to the named executives to the extent such remuneration exceeds $1 million and is not based on performance as defined in Section 162(m) of the Code. The Company has modified its incentive compensation plans, has obtained and will continue to seek the necessary shareholder approvals and has established the requisite performance measurements to insure that compensation paid under those plans will be deductible. In order to maintain the desired degree of management flexibility to award compensation based upon individual performance, compensation which does not qualify for the deduction may also be paid.

By:	The Compensation and
Organization Committee,
February 27, 2004

Richard J. Kogan
Frank J. Biondi, Jr.
John A. Luke, Jr.
John C. Malone

THE BANK OF NEW YORK COMPANY, INC.

Comparisons of Five-Year Total Shareholder Return

Total Shareholder Return

	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03

The Bank of New York Company, Inc.	$100.00	$100.82	$140.76	$105.90	$64.16	$90.73
New Peer Group	$100.00	$129.12	$154.79	$154.70	$139.36	$198.88
Old Peer Group	$100.00	$119.06	$143.47	$145.96	$134.12	$187.43
S&P 500	$100.00	$119.53	$107.41	$93.40	$71.57	$90.46

Value of assumed $100 Investment on December 31, 1998 in The Bank of New York Company, Inc. Common Stock, in the Standard & Poor’s 500 Stock Index and in the Old and New Peer Company Group Indices; Dividends are reinvested.

New Peer Company Group	Old Peer Company Group
Bank of America Corporation	Bank of America Corporation
Citigroup Incorporated	Bank One Corporation
FleetBoston Financial Corporation	Citigroup Incorporated
J.P.Morgan Chase & Co. (1)	FleetBoston Financial Corporation
Lehman Brothers (3)	J.P.Morgan Chase & Co.
Mellon Financial Corporation	Mellon Financial Corporation
Merrill Lynch & Co. Incorporated	Merrill Lynch & Co. Incorporated
Morgan Stanley (3)	Wachovia Corporation
The PNC Financial Services Group, Inc. (3)	Wells Fargo & Co.
State Street Corporation (3)
Wachovia Corporation (2)

    (1)   Return history of Chase Manhattan Bank through December 29, 2000, when Chase merged with J.P. Morgan & Company; 2001, 2002 and 2003 results are for J.P. Morgan Chase & Co.

    (2)   During 2001 First Union Corporation acquired Wachovia Corporation and assumed the Wachovia Corporation name; return history is that of First Union prior to the September 2001 merger completion.

    (3)   The Company’s peer group was changed for 2003 to include Lehman Brothers, Morgan Stanley, The PNC Financial Services Group, Inc. and State Street Corporation and to eliminate Bank One and Wells Fargo & Co. because the majority of the Company’s revenues are now generated by its fee based businesses as opposed to traditional lending and retail bank activities. In addition Bank One announced on January 14, 2004, that it has agreed to merge with J.P. Morgan Chase & Co. The new peer group is composed of entities from different industry groups which better represent the Company’s core businesses.

Employment Agreements and Related Matters.

The executive officers named in the Summary Compensation Table in this Proxy Statement are currently parties to the agreements described below.

Severance Agreements. The Severance Agreements for Messrs. Renyi, Hassell, Griffith, Van Saun and Mueller (the “Severance Agreements”) generally provide that in the event that, within 24 months following a “Change in Control” (as defined below) of the Company, such executive officer either (i) receives notice that his employment will terminate for any reason other than death, retirement, Cause or Disability (as defined in the Severance Agreements) or (ii) gives notice that his employment will terminate for Good Reason (as defined in each Severance Agreement), such executive officer will be provided with severance pay in an amount equal to 3 times the sum of the officer’s (x) annual salary rate prior to a notice of termination (or, if higher, the annual salary rate immediately prior to the Change in Control) and (y) highest annual bonus earned during the last three completed fiscal years immediately preceding the executive officer’s termination dat e (the “Bonus Amount”); the severance payment will also include an amount equal to the lump sum actuarial equivalent of the additional benefit which the officer would have received under the Company’s Retirement, Excess Benefit and Supplemental Executive Retirement Plans if his employment had continued for 3 additional years, his age were increased by 3 years and he continued to receive salary equal to the annual salary rate in effect immediately prior to the Change in Control and bonus compensation equal to the Bonus Amount. Should the executive officer be subject to the excise tax on “excess parachute payments” as a result of such payment and payments under other plans due to a Change in Control, an additional payment will be made to restore the after-tax severance payment to the same amount which the executive officer would have retained had the excise tax not been imposed.

The initial term of the Severance Agreements, was July 11, 2000 to December 31, 2000. Thereafter, they automatically renew each January 1st for consecutive one year periods unless terminated by either party on 90 days prior notice, provided, that notwithstanding any such notice, the Severance Agreements will continue in effect for 24 months after a Change in Control which occurs during the term or any renewal thereof.

Other Employee Benefit Matters. Under the 1993, 1999 and 2003 Long-Term Incentive Plans, in the event of a Change in Control (as defined below), (i) the restrictions applicable to all shares of restricted stock and restricted share units shall lapse and such shares and share units shall be deemed fully vested, (ii) all restricted stock granted in the form of share units shall be paid in cash, (iii) 200% of all performance shares granted in the form of shares of Common Stock or share units shall be deemed to be earned in full and fully vested, (iv) 200% of all performance shares granted in the form of share units shall be paid in cash, and (v) any participant who holds a stock option that is not exercisable in full shall be entitled to receive a cash payment as provided below with respect to the portion of the stock option which is not then exercisable. The amount of any cash payment in respect of a restricted share unit or performance share unit shall be equal to: (A) in the event the Change in Control is the result of a tender offer or exchange offer for Common Stock, the final offer price per share paid for the Common Stock or, if higher, the highest fair market value of the Common Stock during the 90-day period ending on the date of the Change in Control or (B) in the event the Change in Control is the result of any other occurrence, the highest fair market value of the Common Stock during the 90-day period ending on the date of the Change in Control. The amount to be paid in respect of the portion of any stock option which is not exercisable shall be equal to the result of multiplying the number of shares of Common Stock covered by such portion of the stock option by the difference between (x) the per share value of Common Stock determined pursuant to the preceding sentence, or such lower price as the Compensation and Organization Committee may determine with respect to any incentive stock option to preserve its incentive stock option status, and (y) the per share exercise price o f such stock option.

The Company entered into a trust agreement with an independent trustee in 1993 to establish a trust (the “Trust”) to provide for the payment of amounts due to Messrs. Renyi, Hassell, Griffith, Mueller and later, Mr. Van Saun (and certain other senior executives) upon a Change in Control (as defined below) of the Company. The terms of the Trust provide for the payment to Messrs. Renyi, Hassell, Griffith, Van Saun and Mueller (and certain other senior executives) of the severance pay payable to them pursuant to their Severance Agreements described above. The Trust also provides for the payment of amounts due to participants under the Company’s Supplemental Executive Retirement Plan and Excess Benefit Plan which include Messrs. Renyi, Hassell, Griffith, Van Saun and Mueller (and certain other senior executives). The Trust is revocable at any time at the option of the Company prior to a Change in Control. After the occurrence of a Change in Control, t he Trust will become irrevocable and will be used for the exclusive purpose of providing benefits to such persons. The Trust is funded by the deposit of an irrevocable letter of credit in the amount of $264 million issued by an entity unaffiliated with the Company.

Change in Control. A “Change in Control” for purposes of the Severance Agreements of Messrs. Renyi, Hassell, Griffith, Van Saun and Mueller, the Trust, the Supplemental Executive Retirement Plan and Excess Benefit Plan, the 1993, 1999 and 2003 Long-Term Incentive Plans is deemed to occur if (A) any “person” (as such term is defined in Section 3(a)(9) and as used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), excluding the Company or any of its subsidiaries, a trustee or any fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, an underwriter temporarily holding securities pursuant to an offering of such securities or a corporation owned, directly or indirectly, by stockholders of the Company in substantially the same proportion as their ownership of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the E xchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of then outstanding securities (“Voting Securities”) of the Company, unless the acquisition of Voting Securities is in connection with an acquisition by the Company of a business or operation of or controlled by such person, a majority of the Board approve a resolution providing that the acquisition does not constitute a Change in Control and such person does not become the owner of 35% or more of the Voting Securities; or (B) during any period of not more than two years, individuals who constitute the Board as of the beginning of the period and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (A) or (C) of this sentence) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the dire ctors then still in office who either were directors at such time or whose election or nomination for election was previously approved (the “Incumbent Directors”), cease for any reason to constitute a majority thereof; or (C) the consummation of the merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in (i) the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity or, if applicable, of the ultimate parent corporation which has beneficial ownership of at least 95% of the Voting Securities of the surviving entity) at least 60% of the combined voting power of the Voting Securities of the Company or of such surviving entity (or such ultimate parent corporation) outstanding immediately after such merger or consolidation and (ii) the Incumbent Directors constituting at least a majority of (x) t he board of directors of the surviving entity and of any corporation that owns 25% or more but less than 50% of the Voting Securities of such surviving entity or (y) the board of directors of any corporation that owns at least 50% of the Voting Securities of such surviving entity; or (D) the shareholders of the Company approve a plan of complete liquidation of the Company; or (E) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets. Notwithstanding anything contained herein to the contrary, if a Change in Control occurs under clause (C) of the definition thereof under the 1993, 1999 or the 2003 Long-Term Incentive Plans, no amendment to the provisions of this Section which is adopted in connection with or as a consequence of the Change in Control shall be effective if it adversely affects a Participant unless the Company’s Chief Executive Officer immediately prior to such Change in Control serves as Chief Executive Officer for 2 years therea fter of the Surviving Corporation and, if applicable, of any corporation that owns at least 50% of the Voting Securities of the Surviving Corporation.

Pension Benefits

YEARS OF CREDITED SERVICE

Remuneration	15	20	25	30	35	40

$100,000	$24,750	$33,000	$41,250	$49,200	$56,700	$64,200
200,000	49,500	66,000	82,500	98,400	113,400	128,400
300,000	74,250	99,000	123,750	147,600	170,100	192,600
400,000	99,000	132,000	165,000	196,800	226,800	256,800
500,000	123,750	165,000	206,250	246,000	283,500	321,000
600,000	148,500	198,000	247,500	295,200	340,200	385,200
700,000	173,250	231,000	288,750	344,400	396,900	449,400
800,000	198,000	264,000	330,000	393,600	453,600	513,600
900,000	222,750	297,000	371,250	442,800	510,300	577,800
1,000,000	247,500	330,000	412,500	492,000	567,000	642,000
1,100,000	272,250	363,000	453,750	541,200	623,700	706,200
1,200,000	297,000	396,000	495,000	590,400	680,400	770,400
1,300,000	321,750	429,000	536,250	639,600	737,100	834,600
1,400,000	346,500	462,000	577,500	688,800	793,800	898,800
1,500,000	371,250	495,000	618,750	738,000	850,500	963,000
1,600,000	396,000	528,000	660,000	787,200	907,200	1,027,200
1,700,000	420,750	561,000	701,250	836,400	963,900	1,091,400
1,800,000	445,500	594,000	742,500	885,600	1,020,600	1,155,600
1,900,000	470,250	627,000	783,750	934,800	1,077,300	1,219,800
2,000,000	495,000	660,000	825,000	984,000	1,134,000	1,284,000
2,100,000	519,750	693,000	866,250	1,033,200	1,190,700	1,348,200
2,200,000	544,500	726,000	907,500	1,082,400	1,247,400	1,412,400
2,300,000	569,250	759,000	948,750	1,131,600	1,304,100	1,476,600
2,400,000	594,000	792,000	990,000	1,180,800	1,360,800	1,540,800
2,500,000	618,750	825,000	1,031,250	1,230,000	1,417,500	1,605,000
2,600,000	643,500	858,000	1,072,500	1,279,200	1,474,200	1,669,200
2,700,000	668,250	891,000	1,113,750	1,328,400	1,530,900	1,733,400
2,800,000	693,000	924,000	1,155,000	1,377,600	1,587,600	1,797,600
2,900,000	717,750	957,000	1,196,250	1,426,800	1,644,300	1,861,800

Individuals listed in the Summary Compensation Table had the following covered compensation, and years of credited service as of December 31, 2003, respectively: Thomas A. Renyi, $2,880,807, 32 years; Gerald Hassell, $1,843,741, 27 years; Alan R. Griffith, $1,445,627, 37 years; Bruce Van Saun $1,298,935, 6 years and Robert J. Mueller, $1,140,144, 26 years. Covered compensation consists of the average of the three highest consecutive years of combined salary and bonus paid in the last ten years.

For Messrs. Renyi, Hassell, Griffith, Van Saun and Mueller, the Pension Plan Table sets forth the estimated annual pension benefit in the form of a straight life annuity payable at normal retirement age before reduction for Social Security benefits.

Equity Compensation Plans

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))

	(a)	(b)	(c)
Equity compensation plans approved by security holders(1) (2)	66,185,011	$34.44	41,416,211

Equity compensation plans not approved by security holders(1) (2)			490,400

Total	66,185,011	$34.44	41,906,611

______________

(1)	As of December 31, 2003.

(2)	All equity compensation plans providing for the issuance of options for the purchase of equity securities have been approved by shareholders. No warrants or rights are issuable under any equity compensation plan. The only equity compensation plan not approved by shareholders is the Directors’ Retainer Plan pursuant to which a portion of directors’ retainer fees are paid in shares of Company Common Stock.

Directors’ and Officers’ Liability Insurance

The Company has purchased directors’ and officers’ liability and corporate reimbursement insurance, covering all directors and officers of the Company and all subsidiaries, from the following underwriters: National Union Fire Insurance Company of Pittsburgh, PA, ACE USA, St. Paul, Chubb and various other domestic and international insurance companies. These policies are dated December 1, 2003 at a total premium expense for a one year period of $7,114,000, which was paid by the Company, and are due to expire December 1, 2004.

Certain Transactions

In the ordinary course of business, the Company and certain of its subsidiaries have had, and expect to continue to have, banking and fiduciary transactions with a number of their directors and executive officers and their associates and members of their immediate families. Such transactions are all on bases comparable to similar transactions with others who are not within such group.

Certain of the Company’s executive officers and directors and members of their immediate families are customers of the Company’s subsidiaries, and certain of the Company’s executive officers and directors are executive officers, directors or beneficial owners of 10 percent or more of any class of equity securities of corporations, or members of partnerships, which are customers of or suppliers to the Company and its subsidiaries. As such customers or suppliers, their transactions were in the ordinary course of business. Such customer transactions include borrowings, all of which were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others and did not involve more than the normal risk of collectability or present other unfavorable features, at the time they were made.

During 2003, John C. Malone, a director of the Company, was also Chairman of Liberty Media Corporation. During 2003, the Company made loans to Liberty Media Corporation and certain of its affiliated entities. There was no indebtedness to the Company outstanding at any time during 2003 net of loans participated to the Bank. In addition to the loans made by the Company, bank subsidiaries of the Company made loans, which were outstanding in 2003, to Liberty Media Corporation and certain of its affiliated companies. All of these loans were made, for a variety of corporate purposes, in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features at the time credit was extended.

During 2003, loans made to four entities affiliated with Liberty Media Corporation were classified by the Bank as potential problem loans. Outstanding loans, at month end, to these four entities totaled approximately $119 million at their highpoint during the year. In December 2003, two of these entities repaid in full their loans totaling approximately $87 million. At year-end, the classified loans to the other two entities had outstandings of approximately $21 million. About $11 million of loans to one of these entities became non-performing in December 2003; upon the completion of a proposed restructuring of the entity, the Bank anticipates a recovery of approximately 40% of the $11 million. A fifth entity affiliated with Liberty Media Corporation has owed the Bank approximately $4 million since October 2002 in settlement of a foreign exchange transaction. As part of a proposed restructuring of such entity and its affiliates, a subsidiary of the entity and the Bank would enter i nto an interest rate swap, the terms of which have been agreed in principal; under the terms of the proposed restructuring, the Bank anticipates a recovery of approximately 70% of the $4 million.

The Board considered credit exposures to Liberty and its affiliates when determining the independence of Mr. Malone. After a review of the status of the exposures, including a review of the problem loans cited herein, the Board determined that the Company’s relationships with Liberty and its affiliates were not material and would not jeopardize Mr. Malone’s judgments in behalf of the Company. The Board determined that the size of the problem loans was immaterial relative to Liberty’s assets and that termination of the loans would not reasonably be expected to have a material and adverse effect on the financial condition or results of operations of Liberty.

During 2003, Brian L. Roberts, a director of the Company, was also President and Chief Executive Officer of Comcast Corporation. Prior to 2003, the Company made loans to certain of Comcast Corporation’s affiliated companies, some of which loans were outstanding during 2003. There was no indebtedness to the Company outstanding at any time during 2003 net of loans participated to the Bank. During 2003, bank subsidiaries of the Company made loans to Comcast Corporation and certain of its affiliated companies. All of these loans were made, for a variety of corporate purposes, in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features at the time credit was extended.

During 2003, loans totaling approximately $33 million to one affiliate of Comcast Corporation were classified as potential problem loans, and since January 1, 2004, these loans have been in default of a leverage covenant. The Bank expects the borrower to sell assets and use the proceeds to repay a portion of the loans, after which the credit agreement would be modified and there would no longer be a default under the credit facility.

The Board considered credit exposures to Comcast and its affiliates when determining the independence of Mr. Roberts. After a review of the status of the exposures, including a review of the problem loans cited herein, the Board determined that the Company’s relationships with Comcast and its affiliates were not material and would not jeopardize Mr. Roberts’ judgments in behalf of the Company. The Board determined that the size of the problem loans was immaterial relative to Comcast’s assets and that termination of the loans would not reasonably be expected to have a material and adverse effect on the financial condition or results of operations of Comcast.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers (“Reporting Persons”) to file with the Securities and Exchange Commission and the NYSE, within specified monthly and annual due dates, reports relating to their ownership of and transactions in the Company’s equity securities.

Based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during 2003, its Reporting Persons have complied with all applicable Section 16(a) filing requirements.

Stock Ownership of Certain Beneficial Owners

The following table sets forth certain information as of December 31, 2003 concerning persons which to the knowledge of the Company had beneficial ownership of more than 5% of the voting securities indicated.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Common Stock	FMR Corp (1)	46,673,363	6.033%
	82 Devonshire Street Boston, MA 02109

Common Stock	Capital Research
	and Management Company (2)	41,324,200	5.3%
	333 South Hope Street Los Angeles, CA 90071

______________

(1)	FMR Corp. through subsidiaries had the sole dispositive power with respect to all of the reported shares and the sole power to vote or to direct the vote with respect to 4,449,477 of such shares. Edward C. Johnson, 3rd family trusts and for their benefit may be deemed to be a beneficial owner of the shares owned beneficially by FMR Corp.

(2)	Capital Research and Management Company, an investment adviser and a wholly owned subsidiary of The Capital Group Companies, Inc. had sole dispositive power with respect to all of the reported shares as a result of acting as investment adviser to various investment companies which are subsidiaries of The Capital Group Companies, Inc.

Item 2.	PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors has appointed Ernst & Young LLP to serve as the Company’s independent public accountants for the year 2004, and the Board of Directors recommends that shareholders ratify such appointment at the Annual Meeting.

Representatives of Ernst & Young LLP are expected to attend the Annual Meeting, to have an opportunity to make a statement, if they desire to do so, and to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU MARK YOUR PROXY FOR THE RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS.

Item 3.	PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY’S 2004 MANAGEMENT INCENTIVE COMPENSATION PLAN

Shareholders are being asked to approve an amendment to the Company’s 2004 Management Incentive Compensation Plan (“2004 MICP”) revising the limit on the maximum award under the 2004 MICP to any Covered Employee. Covered Employees are the Company’s Chief Executive Officer and any other employee of the Company or its subsidiaries who, in the discretion of the Compensation and Organization Committee (“Compensation Committee”), are likely to be among the four other most highly compensated officers whose compensation is required to be reported in the Proxy Statement.

Shareholders must approve the amendment in order for the Company to be entitled to Federal income tax deductions for annual awards to Covered Employees under the 2004 MICP that it considers to be competitive in the marketplace but which are in excess of the current individual limit. In the event shareholders do not approve the amendment, the Company will not receive Federal income tax deductions for awards to Covered Employees which are in excess of the current limit.

AMENDMENT TO THE 2004 MICP

The Board of Directors adopted the 2004 MICP on January 14, 2003. The adoption of the 2004 MICP was approved by shareholders on May 13, 2003. The 2004 MICP replaced the 1994 Management Incentive Compensation Plan (“1994 MICP”). The Board of Directors adopted an amendment to the 2004 MICP on March 9, 2004 providing that the maximum award to a Covered Employee for any plan year will be limited to 0.5% of the Company’s pre-tax income for such plan year as reported to shareholders, adjusted for extraordinary items, changes in accounting principles, and restructuring or non-recurring events.

Prior to the amendment, the 2004 MICP contained the same terms as the 1994 MICP, including the provision otherwise limiting the maximum award payable to a Covered Employee for any plan year to 0.2% of the Company’s pre-tax income for such plan year as reported to shareholders. No other amendments have been made to the 2004 MICP.

The Company could be prevented from paying market rate bonuses under the 2004 MICP without this amendment and therefore be at a disadvantage in attracting and retaining the best talent. The Company seeks the flexibility to adopt competitive compensation packages that motivate and reward executives who maximize shareholder value and assist the Company in achieving other key financial goals. The amendment increases the Company’s ability to adopt such packages.

The following section provides a summary of the principal terms of the 2004 MICP and is not complete. For a complete description of the terms of the 2004 MICP you should read the complete 2004 MICP, as amended and restated, which is annexed to this Proxy Statement as Exhibit C.

Background. The purpose of the 2004 MICP is to promote the growth and financial interests of the Company and its subsidiaries by: (i) attracting and retaining officers and key personnel possessing outstanding ability; (ii) motivating officers and key personnel by means of performance related incentives, and (iii) providing incentive compensation opportunities which are competitive with those of other major financial institutions.

General. Under the 2004 MICP, which will expire as of December 31, 2013, the Company may pay cash bonuses to employees of the Company and its subsidiaries. The aggregate amount of cash bonuses in any calendar year may not exceed 10% of the amount by which consolidated net income of the Company exceeds 7% of the Company’s average shareholders’ equity for that year.

The 2004 MICP is administered by the Compensation Committee, which is authorized to select employees to receive awards and determine the size, terms and conditions of such awards to the extent not provided for in the 2004 MICP. Subject to limits it may establish, the Compensation Committee may delegate such authority with respect to employees other than those considered to be Covered Employees under the 2004 MICP (including the Chief Executive Officer and employees whom the Compensation Committee considers likely to be among the four other most highly compensated executive officers for the year in which an award is made or payable) and other employees who are subject to Section 16 of the Securities Exchange Act of 1934. While determination of the size, terms and conditions of such awards is subjective, all employees of the Company and its subsidiaries are eligible to receive awards under the 2004 MICP.

The 2004 MICP, as amended, limits the amount of individual awards to Covered Employees in any year to 0.5% of the Company’s pre-tax income for that year, as reported to shareholders, adjusted for extraordinary items, changes in accounting principles, and restructuring or non-recurring events. Within 90 days after the start of each year, the Compensation Committee may establish performance goals to determine the amount of the award, if any, to be paid to a Covered Employee. Such performance goals are only set for those Covered Employees who are likely to have total remuneration in excess of $1 million for which the Company would not otherwise be eligible for a Federal income tax deduction. The Company is only entitled to Federal income tax deductions for compensation in excess of $1 million paid to Covered Employees if the Company meets the requirements of Section 162(m) of the Code. These requirements generally provide that: (i) compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals, (ii) performance goals must be established by the Compensation Committee of the Board of Directors, (iii) the material terms under which the compensation is to be paid must be disclosed and approved by the shareholders, and (iv) prior to payment, the Compensation Committee must certify that the performance goals were in fact satisfied. The 2004 MICP contains provisions which are intended to satisfy these requirements.

The performance goals may be set on the basis of the achievement by (a) the Company of a target total shareholder return, earnings per share or stock price, or (b) the Company or a specified business unit of (i) a specified target operating or net income, return on assets or business diversification, (ii) a specified target return on equity, (iii) one or more operating ratios or results, (iv) market share, (v) cash flow, (vi) expense or cost control, (vii) favorable comparison to competitors, or (viii) the accomplishment of or the meeting of thresholds related to mergers, acquisitions, dispositions or similar extraordinary business transactions, or any combination of the above.

The Compensation Committee may, in its discretion, reduce or eliminate an award to a Covered Employee notwithstanding the achievement of a specified target. Additionally, the Committee may, in its discretion, provide that MICP awards be paid in cash, restricted stock or a combination of both. Awards settled in shares of stock shall be funded from shares authorized under the Company’s 2003 Long-Term Incentive Compensation Plan.

Awards, if any, to be made in future years under the 2004 MICP have not been determined since they will be determined based on actual future performance. The following table sets forth the amount of awards that could have been paid, had the proposed amendment been in effect, to the Chief Executive Officer and the four other most highly compensated executive officers of the Company; all current executive officers as a group; all current directors who are not executive officers as a group; and all employees including all current officers who are not executive officers, as a group for fiscal 2003 depending on the extent to which the performance goals established by the Compensation Committee are achieved. Since performance goals may not be achieved there can be no assurance that any awards will actually be paid in any future performance period. Awards are generally paid each February or March for the prior calendar year.

The 2004 MICP or any portion thereof may be amended, suspended or terminated by the Board of Directors at any time. The 2004 MICP does not contain any change in control provisions.

Name of Individual or Group	Amount of Awards ($) for Fiscal Year 2003 Had the Proposed Amendment Been in Effect

Thomas A. Renyi, Chairman and CEO	3,661,000	(1)
Gerald L. Hassell, President	2,411,000
Alan R. Griffith, Vice Chairman	1,716,000
Bruce W. Van Saun, Senior Executive Vice President and Chief Financial Officer	1,648,000
Robert J. Mueller, Senior Executive Vice President	1,186,000
Executive Officer Group (including identified officers)	11,482,000	(2)
Non-Executive Officer Director Group(3)	0
Non-Executive Officer Employee Group	43,986,600	(4)

__________

(1)	This amount would have been awarded under the 2004 MICP for fiscal year 2003 if the proposed amendment had been in effect. The amount of future awards is not determinable since awards are based on future performance goals, and the maximum award is a function of the Company’s pre-tax income.

(2)	The Executive Officer Group consists of the executive officers identified in the above table (the “Identified Officers”) and other executive officers of the Company. The amount listed is the total of the amounts shown for the Identified Officers plus the actual MICP awards for the other executive officers that was paid for fiscal 2003 under the 2004 MICP.

(3)	Non-Executive Officer Directors are not eligible for awards under the 2004 MICP.

(4)	For the Non-Executive Officer Group, the amount listed is the aggregate actual MICP awards paid for fiscal year 2003 under the 2004 MICP since the proposed amendment would have had no effect on the amount of such awards.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU MARK YOUR PROXY FOR THE ADOPTION OF THE AMENDMENT TO THE 2004 MANAGEMENT INCENTIVE COMPENSATION PLAN.

Item 4.	SHAREHOLDER PROPOSAL

Shareholder Proposal with Respect to Political Contributions

Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, DC 20037, who is the owner of 1,002 shares of the Common Stock of the Company, has advised the Company that she intends to present the following proposal at the Annual Meeting:

RESOLVED: “That the stockholders recommend that the Board direct management that within five days after approval by the shareholders of this proposal, the management shall publish in newspapers of general circulation in the cities of New York, Washington, D.C., Detroit, Chicago, San Francisco, Los Angeles, Dallas, Houston and Miami, and in the Wall Street Journal and U.S.A. Today, a detailed statement of each contribution made by the Company, either directly or indirectly, within the immediately preceding fiscal year, in respect of a political campaign, political party, referendum or citizens’ initiative, or attempts to influence legislation, specifying the date and amount of each such contribution, and the person or organization to whom the contribution was made. Subsequent to this initial disclosure, the management shall cause like data to be included in each succeeding report to shareholders.” “And if no such disbursements were made, to have that fact publici zed in the same manner.”

Proponent’s Statement in Support of Resolution:

REASONS: “This proposal, if adopted, would require the management to advise the shareholders how many corporate dollars are being spent for political purposes and to specify what political causes the management seeks to promote with those funds. It is therefore no more than a requirement that the shareholders be given a more detailed accounting of these special purpose expenditures that they now receive. These political contributions are made with dollars that belong to the shareholders as a group and they are entitled to know how they are being spent.”

“Last year the owners of 25,147,921 shares, representing approximately 4.6% of shares voting, voted FOR this proposal.”

“If you AGREE, please mark your proxy FOR this resolution.”

Management Recommends a Vote against this proposal for the Following Reasons:

At the 2003 Annual Meeting shareholders overwhelmingly rejected this proposal. The Board of Directors believes that adoption of this proposal would be costly and unnecessary and not in the best interests of the Company or its shareholders.

The Company is already required to comply with numerous federal and state laws and regulations governing the permissibility and reporting of political contributions. This proposal would impose additional costs and administrative burdens on your Company without conferring a concomitant benefit on the shareholders.

Advertising each and every contribution made by the Company in newspapers would not provide the shareholders with meaningful information.

As authorized by federal law, the Company also sponsors a political action committee supported solely by voluntary contributions from employees. The political action committee files publicly available reports with the Federal Election Commission detailing its receipts and disbursements.

Our political action committee provides support for candidates and public officials whose views are consistent with the Company’s long-term legislative and regulatory goals regarding the financial services industry or the communities served by the Company and its subsidiaries.

Requiring your Company to spend money purchasing advertising space to disclose contributions would not be a productive use of your Company’s funds.

For these reasons management believes that the proposal does not serve the best interests of the Company or its shareholders.

ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU MARK YOUR PROXY AGAINST ADOPTION OF THIS SHAREHOLDER PROPOSAL.

Item 5.	SHAREHOLDER PROPOSAL

Shareholder Proposal with Respect to Executive Compensation

The Central Laborer’s Pension Fund, P. O. Box 1267, Jacksonville, Illinois 62651, which is the owner of 4,642 shares of the Common Stock of the Company, has advised the Company that it intends to present the following proposal at the Annual Meeting:

Resolved, that the shareholders of Bank of New York Co., Inc. (“Company”) request that the Company’s Board of Directors and its Executive Compensation Committee replace the current system of compensation for senior executives with the following “Commonsense Executive Compensation” program including the following features:

(1)	Salary — The chief executive officer’s salary should be targeted at the mean of salaries paid at peer group companies, not to exceed $1,000,000 annually. No senior executive should be paid more than the CEO.

(2)	Annual Bonus — The annual bonus paid to senior executives should be based on well-defined quantitative (financial) and qualitative (non-financial) performance measures. The maximum level of annual bonus should be a percentage of the executive’s salary level, capped at 100% of salary.

(3)	Long-Term Equity Compensation — Long-term equity compensation to senior executives should be in the form of restricted shares, not stock options. The restricted share program should utilize justifiable performance criteria and challenging performance benchmarks. It should contain a vesting requirement of at least three years. Executives should be required to hold all shares awarded under the program for the duration of their employment. The value of the restricted share grant should not exceed $1,000,000 on the date of grant.

(4)	Severance — The maximum severance payment to a senior executive should be no more than one year’s salary and bonus.

(5)	Disclosure — Key components of the executive compensation plan should be outlined in the Compensation Committee’s report to shareholders, with variances from the Commonsense program explained in detail.

The Commonsense compensation program should be implemented in a manner that does not violate any existing employment agreement or equity compensation plans.

Proponent’s Statement in Support of Resolution:

We believe that compensation paid to senior executives at most companies, including ours, is excessive, unjustified, and contrary to the interests of the Company, its shareholders, and other important corporate constituents. CEO pay has been described as a “wasteland that has not been reformed.” (Institutional Shareholder Services senior vice-president, Wall Street Journal, “Executive Pay Keeps Rising, Despite Outcry,” October 3, 2003). As of 2002, the CEO-worker pay gap of 282-to-1 was nearly seven times as large as the 1982 ratio of 42-to-1 according to the United for a Fair Economy’s Tenth Annual CEO Compensation Survey (“Executive Excess 2003 — CEO’s Win, Workers and Taxpayers Lose.”)

We believe that it is long past time for shareholders to be proactive and provide companies clear input on the parameters of what they consider to be reasonable and fair executive compensation. We believe that executive compensation should be designed to promote the creation of long-term corporate value. The Commonsense executive compensation principles seek to focus senior executives, not on quarterly performance numbers, but on long-term corporate value growth, which should benefit all the important constituents of the Company. We challenge our Company’s leadership to embrace the ideas embodied in the Commonsense proposal, which still offers executives the opportunity to build personal long-term wealth but only when they generate long-term corporate value.

Management Recommends a Vote against this Proposal for the Following Reasons:

The rigid, pre-set constraints of this proposal would place your Company at a competitive disadvantage in attracting and retaining the best executives, since our competitors would not be subject to the proposal’s restraints. Your company requires the flexibility to adopt compensation packages for executives which are competitive with peer group companies and which motivate executives to maximize shareholder value by tying reward to Company performance.

This proposal would impose an inflexible cap on compensation which would deprive the Company of the ability to react quickly to marketplace changes in executive compensation programs and the ever evolving dynamics of the recruiting marketplace.

The Compensation and Organization Committee of the Board, which is composed entirely of non-employee independent directors, currently sets and regularly reviews the Company’s executive compensation program. As can be seen from the Compensation and Organization Committee’s report elsewhere in this proxy statement, remuneration for senior executives is set utilizing various performance-based benchmarks and the compensation paid to executives at peer group companies. The Committee must be able to adapt plans to meet the needs of the Company dictated by the market, not by a set of absolute standards.

ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU MARK YOUR PROXY AGAINST ADOPTION OF THIS SHAREHOLDER PROPOSAL.

Item 6.	SHAREHOLDER PROPOSAL

Shareholder Proposal with Respect to the Composition of the Risk Committee

The AFL-CIO Reserve Fund, 815 Sixteenth Street, N.W., Washington, D.C. 20006, which is the owner of 500 shares of the Common Stock of the Company, has advised the Company that it intends to present the following proposal at the Annual Meeting:

Resolved: Shareholders of The Bank of New York Company, Inc. (the “Company”) urge the Board of Directors to adopt a policy that no board member shall serve on the Risk Committee if he or she is not an independent director. For this purpose, a director will not be considered independent if he or she is, or in the past five years has been:

    employed by the Company or an affiliate in an executive capacity;
    an employee or owner of a firm that is one of the Company’s or its affiliate’s paid advisers or consultants;
    employed by a significant customer or supplier;
    party to a personal services contract with the Company, its chairman, CEO or other executive officer or any affiliate of the Company;
    an employee, officer or director of a foundation, university or other non-profit organization that receives significant grants or endowments from the Company or one of its affiliates;
    a relative of an executive of the Company or one of its affiliates;
    part of an interlocking directorate in which the CEO or other executive officer of the Company serves on the board of another Company that employs the director.

Proponent’s Statement in Support of Resolution:

The Risk Committee of the Board of Directors performs the important task of monitoring the risk management activities of the Company, including those associated with the extension of credit and market activities. In our opinion, a Risk Committee comprised of independent directors is necessary to help provide objective oversight of our Company’s risk management policies and procedures.

While our Company has adopted a definition of director independence based on the New York Stock Exchange’s listing standards, our Company’s Corporate Governance Guidelines do not require that the Risk Committee comprise entirely of independent directors. In addition, we believe that our Company’s definition of director independence may not be sufficient to prohibit potential conflicts of interest that may compromise the objectivity of directors.

The above resolution is based on a definition of director independence that was developed by the Council of Institutional Investors (the “CII”), an organization of more than 130 pension funds with over $2 trillion in assets. The CII believes that “an independent director is someone whose only nontrivial professional, familial or financial connection to the corporation, its chairman, CEO or any other executive officer is his or her directorship.”

We believe certain directors who have served on the Risk Committee would not be considered independent under the CII definition of independence. For example, during 2002 our Company made loans to the Comcast Corporation, whose CEO Brian Roberts serves on the Risk Committee. Former Company Chairman and CEO Carter Bacot also served on the Risk Committee in 2002, during which he was paid $100,000 as a consultant to the Company.

In our view, the Risk Committee’s ability to provide objective oversight requires truly independent directors. For this reason, we believe that requiring an independent Risk Committee will strengthen the risk management process at our Company.

Management Recommends a Vote against this Proposal for the Following Reasons:

The Risk Committee is already composed of independent directors.

The Company uses the New York Stock Exchange (“NYSE”) guidelines, supplemented by its own detailed guidelines to determine director independence. The Company’s guidelines appear as Exhibit A to this Proxy Statement and are available on the Company’s website. Although the board (which is primarily composed of independent directors) has determined that all of the current members of the Risk Committee are independent under the NYSE guidelines, this is not a requirement of the NYSE Listing Standards, and the Board believes it is not in the best interests of the Company to restrict from future service directors who could contribute to the committee.

The principal differences between the NYSE independence standards and the CII standards suggested by the proponent are:

The NYSE and Company guidelines:

    require a three year look back period,
    refer to “material” relationships, and
    cap charitable contributions at the greater of $1 million or 2% of the charity’s receipts.

The CII guidelines:

    require a five year look back period,
    refer to “significant” relationships, and
    refer to “significant” contributions to charities.

The Company is subject to very strict rules based on Federal Reserve Board regulations which govern the extension of credit to directors and their affiliated entities. The Company has also incorporated into its guidelines for evaluating director independence standards used by peer group banks to determine whether an outstanding loan impacts a director’s independence.

The additional restrictions in proponent’s suggested standards would exclude from service on the Risk Committee persons with valuable experience and expertise, such as Mr. Roberts, merely because they had an ordinary course business relationship with the Company. The Bank of New York is in the business of making loans. It would be unreasonable to exclude a director from the Risk Committee merely because the director’s own company is a customer of the bank. The application of the Federal Reserve regulations and the Company’s own standards afford sufficient safeguards to insure that the board’s determination of independence is not improperly influenced by the existence of a credit relationship.

The reference to Mr. Bacot in proponent’s statement is moot since Mr. Bacot retired from the board in May, 2003.

The independence standards suggested by proponent are unnecessarily restrictive and would not confer any commensurate benefit on the Company.

ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU MARK YOUR PROXY AGAINST ADOPTION OF THIS SHAREHOLDER PROPOSAL.

Item 7.	Shareholder Proposal with Respect to the Company’s Rights Plan

The American Federation of State, County and Municipal Employees, 1625 L Street, N.W., Washington, D. C. 20036, which is the owner of 7,868 shares of the Common Stock of the Company, has advised the Company that it intends to present the following proposal at the Annual Meeting:

RESOLVED, that the stockholders of The Bank of New York Company, Inc. (“BNY” or the “Company”) ask that the Board of Directors (the “Board”) not further amend the Rights Agreement dated as of December 10, 1985 and as previously amended on June 13, 1989, April 30, 1993 and March 8, 1994 (the “Rights Agreement”), to extend the Expiration Time (as defined therein) of the Agreement unless such amendment is approved by the affirmative vote of holders of a majority of shares present and voting, to be held as soon as may be practicable. In the event that BNY amends the Rights Agreement prior to the 2004 annual meeting of stockholders (the “Annual Meeting”) at which stockholders vote on this proposal, the stockholders request that the Board redeem the rights unless holders of a majority of shares present and voting approve the continuation of the rights plan.

Proponent’s Statement in Support of Resolution:

The Board created the Company’s current poison pill rights plan in December of 1985 and amended the Rights Agreement in March 1994 to extend the poison pill for ten more years. Currently, BNY’s poison pill is set to expire on March 7, 2004, before the Annual Meeting.

We believe the terms of the rights are designed to discourage or thwart an unwanted takeover of our Company. While management and the Board should have appropriate tools to ensure that all stockholders benefit from any proposal to buy the Company, we do not believe that the future possibility of an unsolicited bid justifies the unilateral implementation of a poison pill.

We believe that now is an appropriate time for BNY to begin to eliminate management-entrenching corporate governance structures, particularly its poison pill. According to the Company’s most recent proxy statement, $100 invested in BNY common stock on December 31, 1997 would have been worth only $90.54 on December 31, 2002, while that same amount invested in an index made up of BNY’s peer group companies would have been worth $144.40.

A comprehensive 2001 study found that firms with the strongest stockholder rights significantly outperform companies with weaker stockholder rights and outperform the broader market. Researchers at Harvard and the University of Pennsylvania’s Wharton School evaluated 1,500 companies and found a significant positive relationship between greater stockholder rights, as measured by a governance index, and both firm valuation and performance from 1990 to 1999. The governance index took into account, among other things, whether a company had a poison pill.

Rights plans like ours have become increasingly unpopular in recent years. In 2003, a majority of stockholders at 60 companies, including Circuit City Stores, Office Depot and Walgreen, voted in favor of proposals asking management to redeem or obtain shareholder approval for poison pills.

We urge stockholders to vote for this resolution!

Management Recommends a Vote against this Proposal for the Following Reasons:

THE RIGHTS PLAN BENEFITS SHAREHOLDERS.

The Company’s Shareholder Rights Plan was not designed to, and does not prevent a takeover of your Company. Instead, the Rights Plan is designed to thwart abusive and coercive tactics, such as those that might be employed at a time when a company’s share price is temporarily depressed. The Rights Plan encourages potential acquirors to negotiate directly with the Company, gives the board the time and ability to pursue other alternatives and allows all shareholders to benefit equally from an orderly bidding process.

The Rights Plan gives your Board a powerful tool to negotiate a higher price if a takeover offer is received. An acquiror generally seeks to pay the lowest price possible for target company shares.

Over 2,000 public companies (as of December 31, 2002) maintained rights plans, including the majority of the companies in the Company’s peer group and 60% of S&P 500 companies.

The 2001 study* cited by the proponent was not focused exclusively on rights plans. Rights plans were only one of 24 “distinct corporate governance provisions” considered in the study. Further, during the period (1990-1999) examined in that study, while the Rights Plan was in effect, your Company experienced record growth and profitability.

STUDIES FOCUSED ON RIGHTS PLANS DEMONSTRATE THAT RIGHTS PLANS INCREASE SHAREHOLDER VALUE.

- A 2001 study by J.P. Morgan Securities Inc. covering 400 acquisitions of U.S. public companies since January 1, 1997 in which the purchase price exceeded $1 billion concluded that shareholders of companies with rights plans in place received higher takeover premiums than those without a rights plan.

- A 1998 study by Georgeson & Co. concluded that shareholders of target companies with rights plans received significantly higher takeover premiums than shareholders of target companies without rights plans in transactions completed between 1992 and 1996.

- A 1993 study by Robert Comment and G. William Schwert of the Bradley Policy Research Center, University of Rochester concluded that rights plans do not deter takeovers but are associated with higher premiums paid to shareholders.

THE RIGHTS PLAN DOES NOT REDUCE MANAGEMENT ACCOUNTABILITY OR ENTRENCH MANAGEMENT.

A majority of directors on your Company’s Board are independent. Under applicable law your Board always has a fiduciary obligation to take actions which are in the best interests of your Company and all shareholders. The Rights Plan is a valuable tool in helping directors meet this obligation.

*	Corporate Governance and Equity Prices, July 2001, Paul A. Gompers and Joy L. Ishii of Harvard University and Andrew Metrick of The Wharton School, University of Pennsylvania.

ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU MARK YOUR PROXY AGAINST ADOPTION OF THIS SHAREHOLDER PROPOSAL.

Shareholder Proposals for the 2005 Annual Meeting

In accordance with the rules of the Securities and Exchange Commission (the “SEC”), shareholders who intend to present proposals at the 2005 Annual Meeting of Shareholders must submit such proposals in time for them to be received by the Company on or before December 14, 2004, for inclusion in the Company’s Proxy Statement and form of proxy relating to that meeting. A shareholder proposal submitted outside the process of SEC Rule 14a-8 is considered untimely if it is not received by January 11, 2005.

J. Michael Shepherd
March 12, 2004	Secretary

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EXHIBIT A

GUIDELINES FOR DETERMINING DIRECTOR INDEPENDENCE

A substantial majority of the Board of Directors will be independent, as that term is defined in any applicable laws and regulations including the listing standards of the New York Stock Exchange. The Company recognizes that Independent Directors and Directors who are deemed not independent all make valuable contributions to the Board and to the Company by reason of their experience and judgment.

A Director will be considered independent only if the Board has affirmatively determined that the Director has no material relationship with the Company that would impair his or her independent judgment. The Board will review factors affecting independence at the time a Director is proposed for election or re-election. In the process of making such determinations, the Board will consider the nature, extent and materiality of the Director’s relationships with the Company and the Board will apply the following guidelines:

    A Director will be deemed not to be independent by the Board of Directors if the Board finds that
(a)	a Director is employed by the Company or a Director’s immediate family member is employed by the Company as an executive officer;

(b)	a Director or a Director’s immediate family member receives more than $100,000 per year in compensation from the Company, other than Director’s fees, pension or other forms of deferred compensation that is for prior service and not contingent upon continued service, compensation for former service as an interim Chairman or CEO, or compensation received by an immediate family member for service as an employee below the level of executive officer;

(c)	a Director or a Director’s immediate family member, who serves in a professional capacity, is affiliated with or employed by or as one of the Company’s current or previous internal or external auditors;

(d)	a Director or a Director’s immediate family member is employed as an executive officer by another entity whose compensation committee includes any executive of the Company;

(e)	a Director is currently employed, or a Director’s immediate family member is currently employed as an executive officer, by an entity (other than a charity) that makes payments to, or receives payments from, the Company for goods or services in an amount that exceeds, in a single fiscal year, the greater of $1 million or two percent of that entity’s consolidated gross revenues; or

(f)	any of the situations described in (a), (b), (c), (d) or (e) above existed within the past three years; provided, however, that (i) prior to November 4, 2004, a one-year look back period will apply and (ii) consideration of the financial test in (e) above will only be required if a Director or a Director’s immediate family member is currently employed by an entity which is making payments to or receiving payments from the Company.

    Additionally, the Company will disclose in its Annual Proxy Statement any charitable contributions to any charitable organization in which a Director serves as an executive officer, if within the preceding three years, contributions, excluding matching gifts, in a single fiscal year exceeded the greater of $1 million or two percent of the charitable organization’s consolidated gross revenues, and, in such case, the Board will consider the materiality of such contributions.

    A Director will be deemed not to be independent by the Board of Directors if the Board finds that a Director has material business arrangements with the Company which would jeopardize the Director’s judgment. The Board will review for materiality all business arrangements between the Company and the Director and all business arrangements
A-1

    between the Company and an entity for which the Director serves as an officer or general partner or owns more than five percent. Arrangements are not material and not likely to jeopardize the Director’s judgment, and thereby his/her independence, if

(a)	the arrangements are usually and customarily offered to customers by the Company;

(b)	the arrangements are offered on substantially similar terms as those prevailing at the time for comparable transactions with other customers under similar circumstances;

(c)	in the event that (i) a proposed arrangement were not made or (ii) an existing arrangement were terminated in the normal course of business, that action would not reasonably be expected to have a material and adverse effect on the financial condition, results of operations, or business of the recipient;

(d)	in the case of extensions of credit, the credit extended is not more than five percent of the assets of the borrower or in the case of credit extensions to a family of entities, the aggregate credit extended is not more than five percent of the total assets of the combined entities;

(e)	in the case of extensions of credit, the credits are not in payment default; and

(f)	in the case of personal loans, all such loans to Directors are subject to and compliant with Regulation O of the Federal Reserve Bank.

In applying the factors listed in (a) through (f) above, the Board will consider such other factors as it may deem necessary to arrive at sound determinations as to the independence of each Director, and such factors may override the conclusions of independence or non-independence that would be reached simply by applying the guidelines. In such cases, the basis for independence determinations will be disclosed in the Company’s Annual Proxy Statement.

A-2

EXHIBIT B

AUDIT AND EXAMINING COMMITTEE CHARTER

I. General

This Charter sets forth the authority and responsibilities of the Audit and Examining Committee (the “Committee”) of the Board of Directors (the “Board”) of The Bank of New York Company, Inc. (the “Company”) and The Bank of New York (the “Bank.”).

The Committee assists the Board in fulfilling its statutory and fiduciary responsibilities with respect to internal controls, accounting policies, and auditing and financial reporting practices. The Committee assists the Board in its oversight of (i) the integrity of the Company’s financial statements and the financial reporting process, (ii) compliance with legal and regulatory requirements, (iii) the independent public accountants’ qualification and independence, and (iv) the performance of the independent public accountants and the Company’s internal audit function.

The Committee will report its activities to the Board on a regular basis and make such recommendations as the Committee deems necessary or appropriate.

The Committee is entitled to place reasonable reliance on (i) the integrity of those persons and organizations within and outside the Company from whom and from which the Committee receives information and (ii) the accuracy of the financial and other information provided to the Committee by such persons or organizations, absent actual knowledge to the contrary which will be promptly reported to the Board of Directors.

The function of the Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company’s consolidated financial statements. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies as well as internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent public accountants are responsible for planning and performing proper audits, including an audit of the Company’s annual consolidated financial statements filed on Form 10-K, and other procedures, including reviews of the Company’s unaudited interim consolidated financial statements prior to the filing of each quarterly report on Form 10-Q. The Committee is responsible for maintaining open communication between the Committee and the independent public accountants, internal auditors, management, and the Board of Directors ..

The Committee will have full access to the Company’s books, records, facilities, and personnel. The Committee has the authority and available funding to perform or supervise special investigations and to engage outside experts, including legal and accounting experts, to assist it in fulfilling its obligations. The Committee will have the sole authority to approve fees and related terms of engagements for outside experts.

The Committee will conduct an annual self-evaluation of its effectiveness.

This Charter will be published on the Company’s Website and in the Annual Proxy Statement, and will be available in written form upon request.

The Committee will review and assess the adequacy of this written Charter annually and recommend changes to the Board of Directors when necessary.

II. Membership

The Committee members will be appointed by the Board of Directors, and the Chairman of the Committee will be designated by the Board. The Committee will be comprised of three or more members who are all Independent Directors meeting the requirements of applicable laws, regulations and the Listing Standards of the New York Stock Exchange as determined by the Board of Directors in its business judgment, and the selection of members will be based on the specific needs of the

Company and regulation. The composition of the Committee and its independence will be reviewed annually by the Board of Directors.

Should there be members who sit simultaneously on the audit committees of three or more public companies, the Board will determine if their duties on other boards impair their ability to serve effectively on the Audit and Examining Committee of the Company, and such determinations will be disclosed in the Annual Proxy Statement.

The Committee members will not receive, directly or indirectly through their affiliations, any consulting, advisory, or other form of compensation from the Company other than Director’s Fees as defined in the Company’s Corporate Governance Guidelines.

All members of the Committee will be “financially literate,” and collectively the members shall have such other qualifications as mandated by the Securities and Exchange Commission. As required by New York Stock Exchange Listing Standards or by law or regulation, at least one member will have “accounting or related financial management expertise.” To the extent that the Committee may have an “audit committee financial expert,” as defined in regulations of the Securities and Exchange Commission, the designation of a person as the Company’s audit committee financial expert will not impose any duties, obligations or liability on that person that are greater than those imposed on other members of the Committee and the Board who do not carry this designation, nor will it affect the duties, obligations or liability of any other member of the Committee or the Board. The Board of Directors will perform an annual review to confirm the qualifications and i ndependence of the Committee. Committee members will serve at the pleasure of the Board and may be removed by the Board of Directors in its discretion.

III. Meetings

The Committee will meet as often as necessary to fulfill its duties and responsibilities.

Minutes of all meetings will be approved by the Committee and maintained.

The Committee will meet separately at least quarterly with each of management, the Chief Auditor, the General Counsel and the independent public accountants, providing sufficient time to discuss any matters that the Committee or any of these persons or firms believes should be discussed.

The Committee may request any officer or employee of the Company or outside counsel to the Company or independent public accountants or any special counsel or advisors to the Committee to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

IV. Duties and Responsibilities

A. Matters to Be Reviewed and Discussed by the Committee

The Committee will review management’s assessment of the adequacy of internal controls, and the resolution of identified material weaknesses and reportable conditions in internal controls, including the prevention and detection of management override or compromise of internal controls.

The Committee will review the Report on Internal Controls that is filed within the Company’s Annual Report. That report will state the responsibilities of management for establishing and maintaining an adequate internal control structure and procedures for financial reporting and contain an assessment of the effectiveness of such structure and procedures. The Committee will also review the independent public accountants’ examination of management’s assertion regarding the Company’s internal controls over financial reporting.

The Committee will discuss with management, the Chief Auditor and/or the independent public accountants, as appropriate, significant proposed or contemplated changes to the Company’s auditing and accounting principles, policies, controls, procedures and practices, and will inquire about significant risks and exposures, if any, and the steps taken to monitor and minimize such risks.

The Committee will review and discuss with management and the independent public accountants the scope of services required at the commencement of the audit, matters relating to the conduct of the audit, and the results of the audit.

The Committee, or in its discretion, the Chairman of the Committee, will discuss with management, the Chief Auditor and/or the independent public accountants, as appropriate, prior to issuance, the Company’s financial earnings press releases. The Committee, or in its discretion, the Chairman of the Committee, will discuss with management, the Chief Auditor and/or the independent public accountants, as appropriate, financial information and earnings guidance provided to analysts and rating agencies.

The Committee will review with management, the independent public accountants, and the Chief Auditor the Company’s annual consolidated financial statements and the related opinion thereon, prior to filing with the Securities and Exchange Commission. The Chief Executive Officer, Chief Financial Officer, and Chief Auditor will be present at this review, which will include a review of (i) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to be included in the Company’s Annual Report on Form 10-K, (ii) the effect of any significant regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements, (iii) significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues r egarding the adequacy of the Company’s internal controls, and any special audit steps adopted in light of material control deficiencies, and (iv) any other matters to be reviewed per the requirements of the Securities and Exchange Commission, other regulatory agencies, or the New York Stock Exchange.

The Committee will review the independent public accountants’ judgment about the quality, not just the acceptability, of the Company’s accounting principles as applied in financial reporting, and will review and assess the reasonableness of analyses prepared by management and the independent public accountants setting forth significant financial reporting issues and judgments made in connection with the preparation of financial statements. Specifically, the independent public accountants will report to the Committee (i) all critical accounting policies and practices used by the Company, (ii) all material alternative accounting treatments of financial information within generally accepted accounting principles that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the independent public accountants, (iii) other material written communications between the independent publ ic accountants and management, and (iv) any accounting or auditing issues at the Company on which the independent public accountants consulted its national office.

The Committee will review the interim financial statements and disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” with management and the independent public accountants prior to the filing of the Company’s Quarterly Report on Form 10-Q. The Chief Executive Officer, Chief Financial Officer, and Chief Auditor must be present at this review. Also, the Committee will discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent public accountants under generally accepted auditing standards, including Statement on Auditing Standards No. 61. The Chairman of the Committee may represent the entire Committee for the purposes of this review.

In conjunction with the reviews of the Company’s Forms 10-K and 10-Q, the Committee will also receive a report from the Disclosure Committee and review the process for the Chief Executive Officer and Chief Financial Officer quarterly certifications of the SEC filings, as well as the Company’s disclosure controls and procedures, including any changes or deficiencies. The Committee will receive and consider reports from the CEO and CFO made in connection with their certification of the Company’s Forms 10-K and 10-Q about (i) any significant deficiencies in the design or operation of internal controls or material weaknesses therein and (ii) any fraud involving management or other employees who have a significant role in the Company’s internal controls.

The Committee will obtain from the independent public accountants assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934.

The Committee will prepare and review with the independent public accountants the report relating to its oversight role, as required by the Securities and Exchange Commission, for inclusion in the Company’s annual proxy statement.

The Committee will review with management and the independent public accountants the content and the basis for reports relating to internal controls over financial reporting as required under the Federal Deposit Insurance Corporation Improvement Act of 1991 (FDICIA).

At least annually, the Committee will obtain and review a report by the independent public accountants describing: the independent public accountants’ internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor’s independence) all relationships between the independent public accountants and the Company.

The Committee will review with management, the General Counsel, the Chief Compliance Officer, and the Chief Auditor the Company’s compliance with laws and regulations, including the laws and regulations relating to safety and soundness designated by responsible banking agencies and will also review management’s assertions with respect to laws and regulations.

The Committee will receive from management and review the results of all unsatisfactory regulatory examination reports, if there be any, and management’s responses thereto.

The Committee will review and discuss policies with respect to risk management and risk assessment. The Committee may discharge this duty by receiving and discussing at least annually a report from the Risk Committee of the Board of Directors summarizing their reviews of the Company’s methods for identifying and managing risks.

The Committee will review and discuss any reports received from attorneys with respect to securities law violations and/or breaches of fiduciary duties which were reported to the General Counsel or the Chief Executive Officer and not resolved to the satisfaction of the reporting attorney.

The Committee will establish and maintain procedures for the receipt, treatment and retention of complaints related to accounting, internal accounting controls, audit issues, and other situations which affect or could potentially affect the accuracy of the books and records of the Company. The means by which shareholders and employees may communicate confidentially or anonymously with the Chairman of the Committee by mail, e-mail or telephone, will be published in the Proxy Statement and posted on the Company’s website. Additionally, the Committee will review with the Chief Auditor significant, validated complaints received by the Chief Auditor, including those filed by employees and shareholders through the Hotline established by management to permit the anonymous reporting of observed or suspected violations of laws, regulations or Company policies.

The Committee will receive from the Chief Compliance Officer each year a report on compliance with the Code of Conduct.

B. The Committee’s Relationship with the Independent Public Accountants

The Committee has the sole authority and responsibility to select and appoint the independent public accountants. Annually, the Committee will recommend that the Board request shareholder ratification of the appointment of the independent public accountants. The independent public accountants are to report to the Committee. The Committee also has the sole responsibility to evaluate and, when appropriate, to remove the independent public accountants. The Committee is responsible for setting the compensation of the independent public accountants, and the Committee shall periodically review the fees charged by the independent public accountants for all audit services and permitted audit-related, tax and other services.

The Committee is responsible for oversight of the independent public accountants’ work as it pertains to the audit of the Company’s financial statements and related disclosures, and other audit or attest services. The Committee will discuss with the independent public accountants the overall scope and plans for their audit, including the adequacy of staffing. The independent public accountants will also report to the Committee on the results of the audit, and the Committee will discuss any management or internal control letter issued or proposed to be issued by the independent public accountants. The Committee will perform an annual evaluation of the independent public accountant’s qualifications, performance and independence, as well as evaluate the performance of the lead engagement partner.

Annually, the Committee will receive from the independent public accountants written disclosures about their independence and discuss with them any factors that might detract from their independence. Public accountants will not be independent if, at any point during the audit and professional engagement period, any audit partner earns or receives compensation based on that partner’s procuring engagements with the Company to provide any services other than audit, review, or attest services. The lead and concurring partner must rotate after five years and be subject to a five-year “time-out” period after rotation. Audit partners, other than the lead and concurring partner, will be subject to rotation and time-out periods as prescribed by regulation.

The Committee is responsible for the pre-approval of all audit and permitted non-audit services performed by the independent public accountants. The Committee will not engage the independent public accountants to perform the specific non-audit services precluded by law or regulation. The Committee may delegate authority for the pre-approval of all audit and non-audit services to a member of the Committee. All such approvals will be reported at the next subsequent Committee meeting. As an alternative to pre-approving each non-audit service, the Committee may establish and disclose policies and procedures for pre-approval, provided they are consistent with requirements of applicable laws and regulations.

The Committee will require the independent public accountants to certify annually that they are in compliance with all applicable legal and regulatory requirements including those addressing rotation of lead and concurring partners, provisions of prohibited services, document retention, and the submission of timely reports.

The Committee will prohibit management from hiring as a manager overseeing financial reporting matters of the Company, any person who was employed by the independent public accountants and was the lead partner, concurring partner, or any other member of the audit engagement team who provided more than ten hours of audit, review or attest services for the Company within the one-year period preceding the commencement of the audit of the current year’s financial statements.

The Committee will consider disagreements between management and the independent public accountants, if any arise, and oversee any process for resolution.

C. Duties with Respect to Internal Audit

The Committee will receive annually from the Chief Auditor the internal audit plan, including the purpose, scope, and authority of the internal audit function, organizational reporting lines, and budget and staffing. This plan is subject to Committee approval. Periodically, the Committee will review the Chief Auditor’s reports describing progress against this plan and describing significant deficiencies in the system of internal controls, significant operating issues, or other matters of interest to the Committee.

The Committee will review recommendations of management with respect to the appointment, compensation, and replacement of the Chief Auditor prior to management’s taking actions to hire, set compensation or replace the Chief Auditor. The Chief Auditor is accountable to the Committee. The Committee will advise the Chief Auditor that he or she is expected to provide the Committee with summaries of significant reports to management prepared by the Internal Auditing Division and management’s responses thereto, and in some cases, the Committee may require the actual reports. In addition, the Chief Auditor will report to the Committee on the follow-up of significant issues raised in reports and the resolution thereof.

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EXHIBIT C

2004 MANAGEMENT INCENTIVE COMPENSATION PLAN
OF THE BANK OF NEW YORK COMPANY, INC.
AS AMENDED AND RESTATED

1. Purpose. The purpose of the 2004 Management Incentive Compensation Plan of The Bank of New York Company, Inc. (the “Plan”) is to promote the financial interests of The Bank of New York Company, Inc. (the “Company”) and its subsidiaries, including its growth, by (i) attracting and retaining officers and key personnel possessing outstanding ability; (ii) motivating officers and key personnel by means of performance-related incentives; and (iii) providing incentive compensation opportunities which are competitive with those of other major banking companies.

2. Definitions. The following definitions are applicable to the Plan:

              “Average Shareholders’ Equity” means the average of the daily amounts of shareholders’ equity during the Plan Year as shown on the Company’s consolidated balance sheet.

              “Board of Directors” means the Board of Directors of the Company.

              “Compensation Committee” means the Compensation and Organization Committee of the Board of Directors.

              “Covered Employee” means, for any Plan Year, the Company’s Chief Executive Officer (or an individual acting in such capacity) and any employee of the Company or its subsidiaries who, in the discretion of the Committee for purposes of determining those employees who are “covered employees” under Section 162(m) of the Internal Revenue Code, is likely to be among the four other highest compensated officers of the Company for such Plan Year.

              “Incentive Fund” means the amount available for awards under the Plan with respect to each Plan Year. Such amount shall in no event, however, exceed 10% of the amount by which Income exceeds 7% of the Average Shareholders’ Equity for the Plan Year.

              “Income” for any year means the consolidated net income of the Company for such year, as reported to shareholders. This amount shall be adjusted to exclude to the extent, if any, determined by the Compensation Committee, unusual or non-recurring items of income and expense.

              “Participant” means an employee of the Company or its subsidiaries who is selected to participate in the Plan.

              “Plan Year” means the calendar year.

3. Administration. The Plan shall be administered by the Compensation Committee, which shall in no event have as a member a person entitled to an award under the Plan. A majority of the Compensation Committee shall constitute a quorum, and the acts of a majority of the members present, or acts approved in writing by a majority of the Compensation Committee without a meeting, shall be the acts of the Compensation Committee.

Subject to the express provisions of the Plan, the Compensation Committee shall have authority to:

              (i)   select the Participants;

              (ii)   determine the size of the awards to be made under the Plan, subject to Section 5 hereof; and

              (iii)   establish from time to time regulations for the administration of the Plan, interpret the Plan, and make all determinations deemed necessary or advisable for the administration of the Plan.

4. Participation. Participants in the Plan shall be selected for each Plan Year from those employees of the Company and its subsidiaries who have contributed, or have the capacity for contributing, in a substantial measure to the successful performance of the Company for that Plan Year. No director who is not an employee of the Company or any of its subsidiaries may be a Participant in the Plan. No employee shall at any time have a right to be selected as a Participant in the Plan for any Plan Year, to be entitled automatically to an award, nor, having been selected as a Participant for one Plan Year, to be a Participant in any other Plan Year.

5. Maximum Amount Available for Awards. The maximum amount which may be paid as awards for any Plan Year shall be limited to the amount of the Incentive Fund for that year. If the accounting rules or principles to which the Company is subject are changed, or if the Company elects to change its method of accounting, after the effective date of the Plan so as to materially change, in the judgment of the Compensation Committee, the manner in which Income is determined, the Compensation Committee may make such adjustments as it deems advisable in order to arrive at substantially the same amounts as would have been derived if the accounting rules, principles or methods applicable on the effective date of the Plan were in effect. The amount of the Incentive Fund shall be computed by the Company in accordance with the Plan.

6. Determination of Awards. Subject to the provisions of Section 5 hereof, (i) the Compensation Committee shall determine the total amount of awards for each Plan Year, and (ii) the Compensation Committee (or its delegate, with respect to non-Covered Employees) shall determine the award for each Participant, taking into consideration, as it deems appropriate, the individual performance for the Plan Year of the Participant.

7. Awards to Covered Employees. Notwithstanding anything contained herein to the contrary, the award for any Plan Year to a Participant who is a Covered Employee may be determined on the basis of the achievement by (a) the Company of a target total shareholder return, earnings per share or stock price, or (b) the Company or a specified business unit of (i) a specified target operating or net income, return on assets or business diversification, (ii) a specified target return on equity, (iii) one or more operating ratios or results, (iv) market share, (v) cash flow, (vi) expense or cost control, (vii) favorable comparison to competitors, or (viii) the accomplishment of or the meeting of thresholds related to mergers, acquisitions, dispositions or similar extraordinary business transactions, or any combination of the above. If an award is made on such basis, the Compensation Committee shall establish such goals prior to the beginning of the Plan Year (or such later date a s may be prescribed by the Internal Revenue Service for purposes of Section 162(m) of the Internal Revenue Code). The Compensation Committee may, in its discretion, reduce or eliminate an award to a Covered Employee, notwithstanding the achievement of a specified target. Awards to each Covered Employee for each Plan Year will be limited to 0.5% of the Company’s pre-tax income for such Plan Year as reported to shareholders, adjusted for extraordinary items, changes in accounting principles, and restructuring or non-recurring events. An award for a Plan Year to a Participant who is a Covered Employee may, in the discretion of the Compensation Committee, provide that in the event of the Participant’s termination of employment during the Plan Year for any reason, such award will be payable only (A) if the applicable target is achieved and (B) to the extent, if any, as the Compensation Committee shall determine. Any award paid with respect to a Plan Year under this Section shall not be subject to the provisions of Section 5, 6 or 9 hereof, but shall reduce the amount of the Incentive Fund for such Plan Year.

8. Payment of Awards. Awards under the Plan shall be paid in cash within 90 days of the close of the Plan Year. An award to a Participant who is a Covered Employee may, in the discretion of the Compensation Committee, be paid in whole or in part with restricted shares of common stock of the Company (“Stock”) to be awarded under The Bank of New York Company, Inc. 1999 Long-Term Incentive Plan or any successor plan. The number of restricted shares so awarded shall be determined by dividing the dollar value of the award to be paid in Stock by the closing price of the Stock on the New York Stock Exchange (the “NYSE”) at the NYSE’s official closing time on the date the award is paid or, if there are no sales of Stock on the NYSE on such date, the closing price of the Stock on the last previous day on which a sale on the NYSE is reported. An award to a non-Covered Employee Participant made to a person employed at a non-U.S. office of the Company or su bsidiary thereof may by made in such tax-advantaged non-cash form (not including Company securities or derivatives thereof) as may be authorized by the Chief Executive Officer of the Company.

9. Termination of Employment. A Participant shall not be entitled to receive payment of an award, unless the Compensation Committee determines otherwise, if at any time prior to payment of the award (i) the Participant’s employment terminates for any reason, including retirement, or (ii) the Participant gives or receives notice of termination for any reason, including retirement.

10. No Assignments and Transfers. A Participant shall not assign, encumber or transfer his rights and interests under the Plan and any attempt to do so shall render those rights and interests null and void.

11. No Rights to Awards or Employment. No employee of the Company or its subsidiaries or other person shall have any claim or right to be granted an award under this Plan. Neither the Plan nor any action taken thereunder shall be construed as giving any employee any right to be retained in the employ of the Company or its subsidiaries.

12. Withholding Tax. The Company shall deduct from all amounts paid any taxes required by law to be withheld with respect to such payments.

13. Amendment or Termination. The Board of Directors may amend, suspend or terminate the Plan or any portion thereof at any time.

14. Effective Date. The Plan shall be effective as of January 1, 2004.

15. Term. Subject to earlier termination pursuant to the provisions of Section 13, the Plan shall have a term of ten years from its effective date.

(This page intentionally left blank)

A REMINDER ABOUT OUR ANNUAL REPORT

You are receiving this proxy card to vote the shares of The Bank of New York Company, Inc. stock that you own through your Company benefit plan(s). The Bank of New York Company, Inc. Annual Report will not be distributed to active employees who own Company stock through any of the Company’s benefit plans. Employees who separately own Company stock outside of the benefit plans, registered in their name(s) or in street name, will continue to receive a copy of the Annual Report.

We encourage you to review the 2003 Annual Report, which is now available electronically on our website at www.bankofny.com

You may also request a paper copy of the 2003 Annual Report by sending an e-mail to pr@bankofny.com or by sending a written request, along with a self-addressed interoffice envelope to:

Kathleen F. Juliano, Public Relations, BN-OWS-31

\/  DETACH PROXY CARD HERE \/

		Sign, Date and Return this			Votes MUST be
		Proxy Card Promptly Using			indicated (x) in		[x]
		the Enclosed Envelope.			Black or Blue ink.
	Management recommends a vote FOR proposals 1, 2 and 3:								Management recommends a vote AGAINST proposals 4, 5, 6 and 7:

1.	ELECTION OF DIRECTORS:										FOR	AGAINST	ABSTAIN

	FOR		WITHHOLD						4.	Shareholder Proposal with respect to
	ALL	[ ]	FOR ALL	[ ]	EXCEPTIONS*	[ ]				political contributions.	[ ]	[ ]	[ ]

Nominees: Messrs. 01 - Biondi, 02 - Donofrio, 03 - Griffith, 04 - Hassell, 05 - Kogan, 06 - Kowalski, 07 - Luke, 08 - Malone, 09 - Myners, 10 - Pozen, 11 - Ms. Rein, Messrs. 12 - Renyi, 13 - Richardson, 14 - Roberts and 15 - Scott

(Instructions: To withhold authority to vote for any individual nominee, mark the “Exceptions*” box and write that nominee's name on the following blank line.)

									5.	Shareholder Proposal with respect to
										executive compensation.	[ ]	[ ]	[ ]

									6.	Shareholder Proposal with respect to
										the composition of the Risk Committee.	[ ]	[ ]	[ ]
Exceptions*_____________________________________
									7.	Shareholder Proposal with respect to
						FOR	AGAINST	ABSTAIN		the Company’s Rights Plan.	[ ]	[ ]	[ ]

2.	Ratification of Auditors.					[ ]	[ ]	[ ]

3.	Approval of Amendment to the Company’s
	2004 Management Incentive					[ ]	[ ]	[ ]	I agree to access future Proxy Statements and Annual Reports electronically.				[ ]
Compensation Plan.
Indicate Address Change and/or Comments
									on the back of the card and Mark Here				[ ]

S C A N L I N E

Please sign exactly as the name appears hereon.

									Date	Employee Signature

Your Vote is Important
Please Vote Today

EMPLOYEE SAVINGS & INVESTMENT PLAN FUND D
EMPLOYEES’ STOCK OWNERSHIP PLAN
AND
EMPLOYEES’ INCENTIVE SAVINGS PLAN
THE BANK OF NEW YORK COMPANY, INC.
ONE WALL STREET, NEW YORK, NY 10286

PROXY

This Proxy Solicited on Behalf of the Board of Directors

  This card provides voting instructions for shares held in the Employees’ Stock Ownership Plan, Employees’ Incentive Savings Plan and Fund D under the Employee Savings & Investment Plan.The undersigned hereby directs the respective fiduciary of each plan in which the undersigned holds shares of The Bank of New York Company, Inc. Common Stock to vote all whole shares of The Bank of New York Company, Inc. Common Stock held in the undersigned’s name and / or account under such plan on February 23, 2004 in accordance with the instructions given on the reverse hereof, at the Annual Meeting of Shareholders to be held on April 13, 2004 or any adjournment thereof.

Unless otherwise specified, this proxy, when properly executed, will be voted FOR the election of all nominees for directors, FOR proposal (2), FOR proposal (3) and AGAINST proposals (4), (5), (6) and (7). In their discretion, the proxies are authorized to vote upon such other businessas may properly come before the Meeting or any adjournment thereof.

Address Changes/Comments
THE BANK OF NEW YORK COMPANY, INC.
101 BARCLAY ST
A-LEVEL – PROXY DEPT.

Please complete, sign and date this proxy on the reverse
side and return it promptly in the accompanying envelope.

A REMINDER ABOUT OUR ANNUAL REPORT

You are receiving this proxy card to vote the shares of The Bank of New York Company, Inc. stock that you own through the Employee Stock Purchase Plan. The Bank of New York Company, Inc. Annual Report will not be distributed to active employees who own Company stock through any of the Company’s benefit plans. Employees who separately own Company stock outside of the benefit plans, registered in their name(s) or in street name, will continue to receive a copy of the Annual Report.

We encourage you to review the 2003 Annual Report, which is now available electronically on our website at www.bankofny.com

You may also request a paper copy of the 2003 Annual Report by sending an e-mail to pr@bankofny.com or by sending a written request, along with a self-addressed interoffice envelope to:

Kathleen F. Juliano, Public Relations, BN-OWS-31

\/  DETACH PROXY CARD HERE \/

		Sign, Date and Return this			Votes MUST be
		Proxy Card Promptly Using			indicated (x) in		[x]
		the Enclosed Envelope.			Black or Blue ink.
	Management recommends a vote FOR proposals 1, 2 and 3:								Management recommends a vote AGAINST proposals 4, 5, 6 and 7:

1.	ELECTION OF DIRECTORS:										FOR	AGAINST	ABSTAIN

	FOR		WITHHOLD						4.	Shareholder Proposal with respect to
	ALL	[ ]	FOR ALL	[ ]	EXCEPTIONS*	[ ]				political contributions.	[ ]	[ ]	[ ]

Nominees: Messrs. 01 - Biondi, 02 - Donofrio, 03 - Griffith, 04 - Hassell, 05 - Kogan, 06 - Kowalski, 07 - Luke, 08 - Malone, 09 - Myners, 10 - Pozen, 11 - Ms. Rein, Messrs. 12 - Renyi, 13 - Richardson, 14 - Roberts and 15 - Scott

(Instructions: To withhold authority to vote for any individual nominee, mark the “Exceptions*” box and write that nominee's name on the following blank line.)

									5.	Shareholder Proposal with respect to
										executive compensation.	[ ]	[ ]	[ ]

									6.	Shareholder Proposal with respect to
										the composition of the Risk Committee.	[ ]	[ ]	[ ]
Exceptions*_______________________________________
									7.	Shareholder Proposal with respect to
						FOR	AGAINST	ABSTAIN		the Company’s Rights Plan.	[ ]	[ ]	[ ]

2.	Ratification of Auditors.					[ ]	[ ]	[ ]

3.	Approval of Amendment to the Company’s
	2004 Management Incentive					[ ]	[ ]	[ ]	I agree to access future Proxy Statements and Annual Reports electronically.				[ ]
Compensation Plan.
Indicate Address Change and/or Comments
									on the back of the card and Mark Here				[ ]

S C A N L I N E

Please sign exactly as the name appears hereon.

									Date	Employee Signature

Your Vote is Important
Please Vote Today

EMPLOYEES’ STOCK PURCHASE PLAN
THE BANK OF NEW YORK COMPANY, INC.
ONE WALL STREET, NEW YORK, NY 10286

PROXY

This Proxy Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Thomas J. Mastro, Kevin C. Piccoli and Bruce W. Van Saun as proxies each with the power to appoint his substitute and hereby authorizes each of them to represent and to vote, as designated on the reverse hereof, all the shares of Common Stock of The Bank of New York Company, Inc. held of record by the undersigned on February 23, 2004 at the Annual Meeting of Shareholders to be held on April 13, 2004 or any adjournment thereof.

     Unless otherwise specified, this proxy, when properly executed, will be voted FOR the election of all nominees for directors, FOR proposal (2), FOR proposal (3) and AGAINST proposals (4), (5), (6) and (7). In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.

THE BANK OF NEW YORK COMPANY, INC. 101 BARCLAY ST A LEVEL – PROXY DEPT.

Please complete, sign and date this proxy on the reverse side and return it promptly in the accompanying envelope.

 TO PARTICIPANTS IN THE EMPLOYEE SAVINGS & INVESTMENT PLAN FUND D,
EMPLOYEES’ STOCK PURCHASE PLAN, EMPLOYEES’ INCENTIVE SAVINGS PLAN AND THE
 EMPLOYEES’ STOCK OWNERSHIP PLAN

Enclosed is the Proxy Statement for the 2004 Annual Meeting of Shareholders of The Bank of New York Company, Inc.
Also enclosed are one or more proxy cards enabling you to vote the full shares held for your account in each Plan in which you are a participant (fractional share interests are not voted).

Employees’ Stock Purchase Plan
Please mark your vote, sign and date the enclosed proxy card to vote whole shares held in your account in the Employees’ Stock Purchase Plan.

Employees’ Stock Ownership Plan, Employees’ Incentive Savings Plan, and Fund D under the Employee Savings & Investment Plan
Shares held in these accounts are voted by the trustee(s) of each plan. You instruct the trustee(s) how to vote the whole shares in your account in these plans by marking your vote, signing and returning the proxy card(s) in the enclosed envelope.

Your vote is important. Please return your proxy card(s) today!

J. Michael Shepherd Secretary

Three Alternate Ways to Vote Your Shares VOTE BY TELEPHONE, INTERNET OR MAIL 24 Hours a Day - 7 Days a Week Save Your Company Money - It’s Fast and Convenient

	INTERNET			TELEPHONE			MAIL
https://www.proxyvotenow.com/bny				1-866-814-2812
•	Go to the website address listed above		•	Use any touch-tone telephone.		•	Mark, sign and date your proxy card
•	Have your proxy card ready.	OR	•	Have your proxy card ready.	OR	•	Detach your proxy card.
•	Follow the simple instructions that		•	Follow the simple recorded		•	Return your proxy card in the
	appear on your computer screen.			instructions.			postage-paid envelope provided.

Your telephone or internet vote authorizes the named
proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card. If you have
submitted your proxy by telephone or the internet
there is no need for you to mail back your proxy card.

1-866-814-2812
CALL TOLL-FREE TO VOTE

\/  DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET \/

		Sign, Date and Return this			Votes MUST be
		Proxy Card Promptly Using			indicated (x) in		[x]
		the Enclosed Envelope.			Black or Blue ink.
	Management recommends a vote FOR proposals 1, 2 and 3:								Management recommends a vote AGAINST proposals 4, 5, 6 and 7:

1.	ELECTION OF DIRECTORS:										FOR	AGAINST	ABSTAIN

	FOR		WITHHOLD						4.	Shareholder Proposal with respect to
	ALL	[ ]	FOR ALL	[ ]	EXCEPTIONS*	[ ]				political contributions.	[ ]	[ ]	[ ]

Nominees: Messrs. 01 - Biondi, 02 - Donofrio, 03 - Griffith, 04 - Hassell, 05 - Kogan, 06 - Kowalski, 07 - Luke, 08 - Malone, 09 - Myners, 10 - Pozen, 11 - Ms. Rein, Messrs. 12 - Renyi, 13 - Richardson, 14 - Roberts and 15 - Scott

(Instructions: To withhold authority to vote for any individual nominee, mark the “Exceptions*” box and write that nominee's name on the following blank line.)

									5.	Shareholder Proposal with respect to
										executive compensation.	[ ]	[ ]	[ ]

									6.	Shareholder Proposal with respect to
										the composition of the Risk Committee.	[ ]	[ ]	[ ]
Exceptions*_________________________________
									7.	Shareholder Proposal with respect to
						FOR	AGAINST	ABSTAIN		the Company’s Rights Plan.	[ ]	[ ]	[ ]

2.	Ratification of Auditors.					[ ]	[ ]	[ ]

3.	Approval of Amendment to the Company’s
	2004 Management Incentive					[ ]	[ ]	[ ]	I agree to access future Proxy Statements and Annual Reports electronically.				[ ]
Compensation Plan.
Indicate Address Change and/or Comments
									on the back of the card and Mark Here				[ ]

S C A N L I N E

Please sign exactly as the name appears hereon. If stock is held in names of joint owners, both should sign.

									Date Share Owner sign here		Co-Owner sign here

Your Vote is Important
Please Vote Today

THE BANK OF NEW YORK COMPANY, INC.
ONE WALL STREET, NEW YORK, NY 10286

PROXY

This Proxy Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Thomas J. Mastro, Kevin C. Piccoli and Bruce W. Van Saun as proxies each with the power to appoint his substitute and hereby authorizes each of them to represent and to vote, as designated on the reverse hereof, all the shares of Common Stock of The Bank of New York Company, Inc. held of record by the undersigned on February 23, 2004 at the Annual Meeting of Shareholders to be held on April 13, 2004 or any adjournment thereof.

     Unless otherwise specified, this proxy, when properly executed, will be voted FOR the election of all nominees for directors, FOR proposal (2), FOR proposal (3) and AGAINST proposals (4), (5), (6) and (7). In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.

THE BANK OF NEW YORK COMPANY, INC.
P.O. BOX 11198
NEW YORK, N.Y. 10203-0198
Address Changes/Comments

Please complete, sign and date this proxy on the reverse side and return it promptly in the accompanying envelope.